Exhibit 10.7


                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN




                         ALLTRISTA PLASTICS CORPORATION,

                              TRIENDA CORPORATION,

                               QUOIN CORPORATION,

                              ALLTRISTA CORPORATION

                                       AND

                                  WILBERT, INC.

                                OCTOBER 15, 2001

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I      DEFINITIONS ............................................................    1

     Section 1.1   Defined Terms ......................................................    1
     Section 1.2   Index of Other Defined Terms .......................................    5

ARTICLE II     TRANSFER OF ASSETS .....................................................    6

     Section 2.1   Purchase and Sale of Assets ........................................    6
     Section 2.2   Excluded Assets ....................................................    8
     Section 2.3   Instruments of Transfer and Assignment .............................    8
     Section 2.4   Consents to Assignment .............................................    8
     Section 2.5   Subsequent Documentation ...........................................    8
     Section 2.6   Closing ............................................................    8

ARTICLE III    PURCHASE PRICE .........................................................    8

     Section 3.1   Consideration, Payment .............................................    8
     Section 3.2   Allocation of Consideration ........................................    9
     Section 3.3   Deposit ............................................................    9

ARTICLE IV     ASSUMPTION OF LIABILITIES ..............................................    9

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF SELLERS, HOLDINGS AND ALLTRISTA ......   10

     Section 5.1   Disclosure Schedule ................................................   10
     Section 5.2   Organization; Power ................................................   10
     Section 5.3   Articles of Incorporation and Bylaws ...............................   10
     Section 5.4   Authorization of Agreement .........................................   10
     Section 5.5   No Conflicts .......................................................   11
     Section 5.6   Consents and Approvals .............................................   11
     Section 5.7   Financial Information ..............................................   11
     Section 5.8   No Undisclosed Liabilities or Claims ...............................   11
     Section 5.9   Litigation .........................................................   12
     Section 5.10  Taxes ..............................................................   12
     Section 5.11  Accounts Receivable and Accounts Payable ...........................   13
     Section 5.12  Inventory ..........................................................   13
     Section 5.13  Absence of Certain Changes or Events ...............................   13
     Section 5.14  Contracts and Commitments ..........................................   14
     Section 5.15  Tooling and Dies ...................................................   15
     Section 5.16  Assumed Liabilities ................................................   15
     Section 5.17  OSHA, Environmental ................................................   15
     Section 5.18  Customers and Vendors ..............................................   16
     Section 5.19  Books and Records ..................................................   16
     Section 5.20  Employment Matters .................................................   16
     Section 5.21  Employee Benefit Plans .............................................   17
     Section 5.22  Employees ..........................................................   18


     Section 5.23  Finder .............................................................   19
     Section 5.24  Sufficiency of Assets ..............................................   19
     Section 5.25  Governmental Authorizations ........................................   19
     Section 5.26  Compliance with Applicable Laws ....................................   19
     Section 5.27  Title to Assets, Absence of Liens and Encumbrances .................   20
     Section 5.28  Intellectual Property ..............................................   20
     Section 5.29  Real Property ......................................................   21
     Section 5.30  Working Capital ....................................................   22
     Section 5.31  Hardware and Software ..............................................   22

ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF BUYER ................................   22

     Section 6.1   Organization .......................................................   22
     Section 6.2   Authorization of Agreement .........................................   22
     Section 6.3   Approvals ..........................................................   22
     Section 6.4   Finder .............................................................   23
     Section 6.5   No Conflicts .......................................................   23

ARTICLE VII    COVENANTS OF THE PARTIES ...............................................   23

     Section 7.1   Operation Of Business Prior To Closing .............................   23
     Section 7.2   Approvals and Consents .............................................   24
     Section 7.3   Payment of Liabilities, Bulk Sales .................................   24
     Section 7.4   Access Prior to Closing; Environmental Investigation ...............   24
     Section 7.5   Sellers' Employees, Retirement Benefits ............................   25
     Section 7.6   Access After the Closing ...........................................   26
     Section 7.7   Taxes ..............................................................   26
     Section 7.8   Survey and Title Commitments .......................................   27
     Section 7.9   Title to Intellectual Property .....................................   28
     Section 7.10  No Solicitation ....................................................   29
     Section 7.11  Confidentiality ....................................................   29
     Section 7.12  Covenant Not to Compete ............................................   30
     Section 7.13  Notification .......................................................   31
     Section 7.14  Intellectual Property Undertakings .................................   32

ARTICLE VIII   CONDITIONS TO CLOSING ..................................................   32

     Section 8.1   Buyer's Conditions to Closing ......................................   32
     Section 8.2   Sellers', Holdings' and Alltrista's Conditions to Closing ..........   33

ARTICLE IX     DISPUTE RESOLUTION .....................................................   34

     Section 9.1   Initial Meeting ....................................................   34
     Section 9.2   Mediation ..........................................................   35
     Section 9.3   Binding Arbitration ................................................   35
     Section 9.4   Expeditious Proceedings ............................................   35
     Section 9.5   Attorneys' Fees ....................................................   35
     Section 9.6   Enforcement of Awards ..............................................   35
     Section 9.7   Equitable Relief ...................................................   35

ARTICLE X  INDEMNIFICATION ............................................................   36


     Section 10.1  Indemnification by Sellers, Holdings and Alltrista .....................     36
     Section 10.2  Indemnification by Buyer ...............................................     37
     Section 10.3  Limits .................................................................     37
     Section 10.4  Procedure ..............................................................     38
     Section 10.5  Insurance and Taxes ....................................................     38
     Section 10.6  Exclusive Remedy .......................................................     38
     Section 10.7  Indemnification in Case of Strict Liability or Indemnitee Negligence....     39

ARTICLE XI     TERMINATION ................................................................     39

     Section 11.1  Termination ............................................................     39
     Section 11.2  Effect of Termination ..................................................     40
     Section 11.3  Risk of Loss ...........................................................     40

ARTICLE XII    GENERAL ....................................................................     40

     Section 12.1  WARN Act ...............................................................     40
     Section 12.2  Expenses ...............................................................     40
     Section 12.3  Survival of Representations and Warranties .............................     40
     Section 12.4  Waivers ................................................................     41
     Section 12.5  Binding Effect; Benefits; Assignment ...................................     41
     Section 12.6  Notices ................................................................     41
     Section 12.7  Entire Agreement .......................................................     42
     Section 12.8  Headings ...............................................................     42
     Section 12.9  Governing Law ..........................................................     42
     Section 12.10 Amendments .............................................................     42
     Section 12.11 Severability ...........................................................     42
     Section 12.12 Press Releases .........................................................     42
     Section 12.13 Counterparts ...........................................................     43
     Section 12.14 Interpretation .........................................................     43

                                    SCHEDULES
                                    ---------

Schedule 1.1(a) - Working Capital
Schedule 1.1(b) - Permitted Encumbrances
Schedule 1.1(c) - Permitted Liens
Schedule 1.1(d) - Real Property
Schedule 2.1 - Assets
Schedule 2.1(d) - Excluded Equipment and Machinery
Schedule 2.1(1) - Intellectual Property
Schedule 2.2 - Excluded Assets
Schedule 4 - Assumed Liabilities
Schedule 5.1 - Disclosure Schedule
     Section 5.5 - Conflicts
     Section 5.6 - Consents and Approvals
     Section 5.7 - Financial Information
     Section 5.8 - Liabilities or Obligations
     Section 5.9 - Litigation
     Section 5.10 - Taxes
     Section 5.11 - Accounts Receivable and Accounts Payable
     Section 5.13 - Absence of Certain Changes or Events
     Section 5.14 - Contracts
     Section 5.15 - Owned Tools and Dies
     Section 5.17 - OSHA, Environmental
     Section 5.18 - Customers and Vendors
     Section 5.20 - Employment Matters
     Section 5.21 - Employee Benefit Plans
     Section 5.22 - Employees
     Section 5.24 - Sufficiency of Assets
     Section 5.25 - Governmental Authorizations
     Section 5.26 - Compliance with Applicable Laws
     Section 5.28 - Intellectual Property Agreements
     Section 5.29 - Real Property
Schedule 7.12 - List of Parts
Schedule 8.1(l) - Customers Meeting with Buyer

                                    EXHIBITS
                                    --------

3.1(a)  - Form of Promissory Note
3.1(b)  - Form of Assumption Agreement
5.7(a)  - Financial Information
5.22(b) - Form of Proprietary Agreements
7.14    - Intellectual Property Undertakings
8.1(j)  - Form of Seller Opinion Letter
8.2(g)  - Form of Buyer Opinion Letter

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of October 15,
                                         ---------
2001, is entered into by and among ALLTRISTA PLASTICS CORPORATION, an Indiana corporation, TRIENDA CORPORATION, an Indiana corporation (together with Alltrista Plastics Corporation "Sellers" and individually "Seller"), QUOIN
                                -------                    ------
CORPORATION, a Delaware corporation ("Holdings"), ALLTRISTA CORPORATION, an
                                      --------
Indiana corporation ("Alltrista") and WILBERT, INC., an Illinois corporation
                      ---------
(the "Buyer").
      -----

                                    RECITALS:

     WHEREAS, utilizing thermoforming and sheet extrusion processes, Sellers are engaged in the business of manufacturing heavy gauge plastic products and parts for original equipment manufacturers in a variety of industries, including heavy transportation, agriculture, portable restrooms, appliance, furniture and material handling at the locations set forth on Schedule 1.1(d) (as further
                                                ---------------
defined below, the "Business");
                    --------

     WHEREAS, Buyer is acquiring certain assets and assuming certain liabilities, the Buyer and Sellers, Holdings and Alltrista intend and agree that no tax attributes will be transferred to the Buyer under Internal Revenue Code
Section 381 or any other comparable provision under federal, state or local law. Sellers, Holdings and Alltrista are retaining all tax attributes including, but not limited to, net operating loss carryovers, Section 1231 carryovers, capital loss carryovers, credits carryovers and tax payment deposits;

     WHEREAS, Sellers, Holdings and Alltrista desire to sell to Buyer the assets used in the Business pursuant to the terms and conditions of this Agreement;

     WHEREAS, Alltrista owns certain rights to intellectual property used in the Business and desires to sell to Buyer such rights pursuant to the terms and conditions of this Agreement;

     WHEREAS, Holdings, as the sole shareholder of Sellers, has approved the sale of substantially all of the assets of Sellers to Buyer; and

     WHEREAS, Buyer desires to purchase from Sellers, Holdings and Alltrista such assets and properties used in the Business pursuant to the terms and conditions of this Agreement.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1 Defined Terms. As used herein, the following terms have the
                 -------------
following meanings:

     "Accounts Receivable" means accounts receivable of the Business in existence on the Closing Date other than those accounts receivable related to Sellers' business located at Ft. Smith, Arkansas.

     "Business" means the business defined in the first recital of this Agreement but specifically excluding any of the Assets or operations of Sellers located in Ft. Smith, Arkansas except to the extent such Assets are also used outside of Ft. Smith, Arkansas.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, at 42 U.S.C. Sections 9601, et seq.

     "Closing Approvals" means those approvals and consents to be obtained prior to Closing, all of which are designated on Section 5.6 of the Disclosure
                                           -----------
Schedule as exceptions to the representations and warranties of Sellers, Holdings and Alltrista in Section 5.6 hereof.
                          -----------

     "Closing Working Capital" means an amount equal to Working Capital calculated by Buyer as of the Closing Date in accordance with the procedures set forth on Schedule 1.1(a).
         ---------------

     "Confidential Information" means non-public information that is proprietary to, about or concerning the Business and/or the Assets, including information relating to customer lists, account lists, price lists, product designs, marketing plans or proposals, customer information, accounting, financing, merchandising, know how, trademarks, trade names, trade practices and trade secrets.

     "Effective Time" means 11:59 P.M., Central Standard Time, on the Closing Date.

     "Environmental Laws" means any applicable laws (including duties imposed by common law), rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities relating to the environment, including but not limited to CERCLA, the Emergency Planning and Community Right-to-Know Act of 1986, as amended (42 U.S.C.(S) 11001 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Sections 1251, et seq.), the Clean Air Act, as amended (42 U.S.C. Sections 7401, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), the Clean Water Act, as amended (33 U.S.C. Sections 1251, et seq.), OSHA and similar state and local laws and any regulations issued in connection with the foregoing.

     "Excluded Assets" means any assets listed on Schedule 2.2, including,
                                                  ------------
without limitation, any assets or operations of Sellers located in Ft. Smith, Arkansas or any of Sellers' business directly related thereto except to the extent such assets located in Ft. Smith, Arkansas are also used in the Business.

     "Excluded Records" means any tax analysis and work papers and core corporate records.

     "Force Majeure" means that a party is delayed or prevented from fulfilling the terms of this Agreement by wars, acts of bio-terrorism, national emergency, floods, fires or acts of God.

         "Hazardous Substances" means any substance designated as a hazardous substance, hazardous material or hazardous waste by any Environmental Law, including, but not necessarily limited to, solvents, pollutants, chemicals, flammables, contaminants, gasoline, petroleum products, crude oil, explosives, radioactive materials, hazardous materials or toxic materials, substances, or wastes, or polychlorinated biphenyls.

         "Initial Working Capital" means an amount equal to Working Capital calculated as of September 30, 2001 as set forth on Schedule 1.1(a).
                                                    --------------

         "Intellectual Property" means the intellectual property rights related to the Business, including: trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin (both registered and unregistered), the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in-part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; non-public information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights, manufacturing know-how and technology, proprietary processes, methodology and methods of operation, floor designs, laboratory notes and books, discrete disclosures, technical data, product information, distribution methods, supplier and customer lists, manufacturing techniques and laboratory results, computer programs, catalyst and catalytic know-how and technology, distribution know-how and methods; and any claims or causes of action available for the benefit of Sellers, Holdings or Alltrista arising out of or related to any infringement or misappropriation of any of the foregoing.

         "Inventory" means all inventory, work in progress, raw materials, finished products, supplies, packaging and shipping containers and materials of Sellers (on-site, off-site and consigned).

         (a) "Knowledge" means the actual knowledge of Martin E. Franklin, Ian Ashken, Angela K. Knowlton, Kyle DeJaeger, Jim Mastrangelo or Bob Shimmel, agents of Sellers, Holdings and Alltrista.

         "OSHA" means the Occupational Safety and Health Act, 29 U.S.C.ss.651 et seq., as amended.

         "Permitted Encumbrances" means any encumbrance set forth on Schedule
                                                                     --------
1.1(b) that is not disapproved pursuant to Section 7.8(c).
------                                     --------------

         "Permitted Liens" means the liens set forth on Schedule 1.1(c), liens
                                                        ---------------
for taxes or governmental assessments, charges or claims the payment of which is not yet due, statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other similar persons and other liens imposed by applicable law incurred in the ordinary course of business for sums not yet delinquent or immaterial in amount and being contested in good faith, and liens constituting or securing executory obligations under any lease assumed by Buyer. Permitted Liens shall also include Permitted Encumbrances.

         "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, or unincorporated association, or any governmental agency, department, commission, board, bureau or instrumentality thereof.

         "Post-Closing Tax Period" means any tax period (or portion thereof) ending after the Closing Date.

         "Pre-Closing Tax Period" means any tax period (or portion thereof) ending on or before the close of business on the Closing Date.

         "Real Property" means the real property owned or leased by Sellers, Holdings and/or Alltrista and related to the Business which is located at the addresses set forth on Schedule 1.1(d) hereto.
                       ---------------

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaking, dumping, or disposing into the environment any Hazardous Substance.

         "Shared Savings Obligations" means all payments remaining to be made by Sellers, Holdings or Alltrista at the Closing Date under (a) four (4) certain energy services agreements with Wisconsin Power and Light Company dated November 13, 1996, November 13, 1996, December 10, 1997 and December 20, 1997 and (b) a performance contract with Alliant Energy-Interstate Power dated December 21, 1999 unless any such payments or obligations are accrued on the September 30 Balance Sheet.

         "Taxes" means all federal, state, local, or foreign taxes (including excise taxes, occupancy taxes, employment taxes, unemployment taxes, ad valorem taxes, custom duties, transfer taxes, and fees), levies, imposts, fees, impositions, assessments, or other governmental charges of any nature imposed upon a Person including all taxes or governmental charges imposed upon any of the personal properties, real properties, tangible or intangible assets, income, receipts, payrolls, transactions, stock transfers, capital stock, net worth or franchises of a Person (including all sales, use, withholding or other taxes which a Person is required to collect and/or pay over to any government), and all related additions to tax, penalties or interest thereon.

         "Tax Returns" means any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any governmental agency, department, commission, board, bureau, or instrumentality in connection with the determination, assessment, collection, or administration of any Taxes.

         "Working Capital" means the current assets, as defined by GAAP, that are among the Assets of the Business, less the current liabilities, as defined by GAAP, that are among the Assumed Liabilities, calculated in accordance with GAAP, consistent with past practice and in the ordinary course of business, which is the same basis for calculation of the Initial Working Capital set forth on Schedule 1.1(a).
   ---------------

         Section 1.2 Index of Other Defined Terms. In addition to terms defined
                     ----------------------------
above, the following terms shall have the respective meanings given to them in the Sections set forth below:

                Defined Term                                Section
                ------------                                -------

                Alltrista                                   Preamble
                Agreement                                   Preamble
                Assets                                      2.1
                Assumed Liabilities                         4
                Basket                                      10.3(a)
                Benefit Plans                               5.21(b)
                Bulk Sales Law                              7.3
                Business                                    Recitals, 1.1
                Business Employees                          5.20(a)
                Buyer                                       Preamble
                Claims                                      10.1
                Closing                                     2.6
                Closing Date                                2.6
                COBRA                                       5.21(d)
                Contracts                                   5.14
                Code                                        3.2
                Customers                                   5.18
                Disapproved Matters                         7.8(c)
                Disclose or Disclosure                      7.11(a)
                Disclosure Schedule                         5.1
                DOL                                         5.22(e)
                Drop Dead Date                              11.1(e)
                ERISA                                       5.21(a)
                Excluded Assets                             2.2
                Exception Documents                         7.8(b)
                Financial Information                       5.7
                Ft. Smith Employees                         7.5(a)
                GAAP                                        5.7
                Holdings                                    Preamble
                Indemnifying Party                          10.4(a)
                Indemnified Party                           10.4(a)
                INS                                         5.22(e)
                Leave Employees                             7.5(a)
                Monetary Liens                              7.8(b)
                Notice of Dispute                           9.1
                Plan                                        5.21(a)
                Promissory Note                             3.1
                Proprietary Agreements                      5.22(b)
                Purchase Price                              3.1
                Retained Contracts                          2.1(c)
                Section 10.1 Indemnified Parties            10.1
                Section 10.2 Indemnified Parties            10.2

                  Sellers                                     Preamble
                  September 30 Balance Sheet                  2.1(o)
                  Survey(s)                                   7.8(a)
                  Title Commitment(s)                         7.8(b)
                  Title Company                               7.8(a)
                  Title Policy(ies)                           7.8(b)
                  Transferred Employees                       7.5(a)
                  Vendors                                     5.18
                  WARN                                        12.1

                                   ARTICLE II
                               TRANSFER OF ASSETS

         Section 2.1 Purchase and Sale of Assets. At the Closing, but effective
                     ---------------------------
as of the Effective Time, on the terms and conditions set forth herein, Sellers, Holdings and Alltrista shall sell, convey, assign, transfer and deliver to Buyer and Buyer shall purchase from Sellers, Holdings and Alltrista all of the Assets of the Business (other than the Excluded Assets and Excluded Records) free and clear of all liens, encumbrances, security interests, options and pledges of any kind whatsoever, except for Permitted Liens and Permitted Encumbrances. The assets, properties and rights to be sold by Sellers, Holdings and Alltrista and purchased by Buyer under this Agreement, include, without limitation and wherever located, the following:

         (a) all Inventory related to the Business;

         (b) all Accounts Receivable, rights under open orders for the purchase and sale of assets, customer orders, prepayments of every kind, security deposits and other deposits of every kind, and all insurance proceeds relating to the Business;

         (c) all rights of Sellers, Holdings and Alltrista pursuant to Contracts set forth in Section 5.14 of the Disclosure Schedule, other than the rights of
             ------------
Sellers, Holdings and Alltrista pursuant to those Contracts denoted as not being assigned or transferred to Buyer on Section 5.14 of the Disclosure Schedule (the
                                    ------------
"Retained Contracts");
 ------------------

         (d) all equipment and machinery (including, but not limited to, all tooling and dies) used in the Business, except as set forth on Schedule 2.1(d);
                                                               ---------------

         (e) all other tangible personal property used in the Business, including motor vehicles and office and other supplies;

         (f) all owned Real Property, including all buildings, improvements, and fixtures located thereon;

         (g) all rights of Sellers, Holdings and Alltrista pursuant to all permits, licenses, and other authorizations relating to the Business and all pending applications therefor or renewals thereof, in each to the extent transferable to Buyer, the first Twenty Thousand Dollars ($20,000) of which shall be paid by Buyer;

     (h) all computers, hardware, firmware, data transmission equipment, software and software licenses, and related manuals used in connection with the Business;

     (i) all rights under warranties, express or implied, or other claims for damages or loss related to any of the Assets;

     (j) all claims of Sellers, Holdings and Alltrista against third parties relating to the Assets, whether choate or inchoate, known or unknown, contingent or noncontingent;

     (k) all data, books, records and files of Sellers, Holdings and Alltrista (including, without limitation, all computerized records and other computerized storage media and user manuals and documentation relating thereto) relating to the Assets or the Business, including, without limitation, customer lists and records, referral sources, research and development reports and records, production reports and records, service and warranty records, equipment logs, operating guides and manuals, financial and accounting records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and records and, subject to applicable law, copies of all personnel records and other records (subject to Sellers', Holdings' or Alltrista's right to retain copies thereof);

     (l) all of the intangible rights and property of Sellers, Holdings and Alltrista, including, without limitation, going concern value, goodwill, telephone, telecopy and e-mail addresses and listings used in the Business and all of the Intellectual Property used in the Business, free and clear of all licenses, liens, encumbrances, security interests, options, pledges of any kind whatsoever;

     (m) all insurance benefits, including rights and proceeds, arising from or relating to the Assets or the Assumed Liabilities prior to the Effective Time, except with respect to insurance for medical or workers' compensation claims the payment of which is the responsibility of Alltrista or Sellers;

     (n) all rights of Sellers, Holdings and Alltrista relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof, related to the Business;

     (o) all other assets reflected on the Balance Sheet of the Thermoformed Products Division of Alltrista (excluding assets related to the Ft. Smith, Arkansas operations) dated as of September 30, 2001 (the "September 30 Balance
                                                          --------------------
Sheet") other than cash and cash equivalents except for petty cash;
-----

     (p) all of Sellers', Holdings' and Alltrista's other rights and property interests of any nature which are customarily and exclusively used in the Business; all such assets being referred to herein collectively as the "Assets".
                                                                        ------
By way of further description, the Assets shall include, but not be limited to, those items set forth in Schedule 2.1.
                         ------------

     Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any liability or obligation related to the Assets or the Business unless Buyer expressly assumes that liability or obligation pursuant to Article IV or in other express provisions of
                                    ----------
this Agreement.

     Section 2.2   Excluded Assets. The Assets shall not include the items set
                   ---------------
forth on Schedule 2.2 attached hereto (the "Excluded Assets").
         ------------                       ---------------

     Section 2.3   Instruments of Transfer and Assignment. On the Closing Date
                   --------------------------------------
Alltrista, Holdings and Sellers shall deliver or cause to be delivered to Buyer duly executed bills of sale, deeds, licenses and such other instruments of transfer and assignment as may be necessary to vest in Buyer, subject to Section
                                                                         -------
2.4 and the Assumed Liabilities, good and valid title to, and all of
---
Alltrista's, Holdings' and Sellers' right, title and interest in and to, the Assets and Intellectual Property, free and clear of all liens, encumbrances, options and pledges of any kind other than Permitted Liens and Permitted Encumbrances and except as noted herein and the Schedules hereto, which bills of sale, deeds, licenses and other instruments of transfer and assignment shall be in form and substance satisfactory to Buyer in its reasonable judgment.

     Section 2.4   Consents to Assignment. Nothing in this Agreement or the
                   ----------------------
documents to be executed and delivered at the Closing shall be deemed to constitute an assignment or an attempt to assign any permit, contract or other agreement to which either Alltrista, Holdings or Sellers are a party, if the attempted assignment thereof without the consent of the other party to such permit, contract or other agreement would constitute a breach thereof or affect in any way the rights of either Alltrista, Holdings or Sellers thereunder. If any such consent shall not be obtained at or prior to the Closing, or if an attempted assignment would be ineffective or would adversely affect either Alltrista's, Holdings' or Sellers' rights thereunder, Alltrista, Holdings and Sellers shall cooperate in any arrangement Buyer may reasonably request (provided that the payment of money to any party shall not be required) to provide for Buyer the benefits under such permit, contract or other agreement.

     Section 2.5   Subsequent Documentation. At any time and from time to time
                   ------------------------
after the Closing Date, Alltrista, Holdings and Sellers shall, upon the request and expense of Buyer, and Buyer shall, upon the request and expense of Alltrista and Sellers, promptly execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, such further instruments and other documents, and perform or cause to be performed such further acts, as may be reasonably required to evidence or effectuate the sale, conveyance, transfer, assignment, and delivery hereunder of the Assets and the Intellectual Property, the assumption by Buyer of the Assumed Liabilities, the performance by the parties of any of their other respective obligations under this Agreement, and to carry out the purposes and intent of this Agreement.

     Section 2.6   Closing. The Closing (the "Closing") of the transactions
                   -------                    -------
contemplated hereby shall occur as soon as practicable following the fulfillment of the conditions to Closing set forth in Article VIII hereof, but in no event later than the Drop Dead Date. The Closing will be held at the offices of Ice Miller in Chicago, Illinois at 10:00 a.m. (local time) or at such other time and place as the parties mutually agree. The date upon which the Closing occurs is referred to herein as the "Closing Date".
                           ------------

                                  ARTICLE III
                                 PURCHASE PRICE

     Section 3.1  Consideration, Payment. The aggregate consideration for the
                  ----------------------
Assets (the "Purchase Price") will be: (i) Twenty Three Million Five Hundred
             --------------
Thousand Dollars

($23,500,000) less the Shared Savings Obligations; and (ii) the assumption of the Assumed Liabilities (including the Shared Savings Obligations). The Purchase Price shall be delivered by Buyer to Sellers, Holdings and Alltrista as follows:
(i) One Million Five Hundred Thousand Dollars ($1,500,000) by wire transfer upon execution of this Agreement (the "Deposit"); (ii) Nineteen Million Five Hundred
                                  -------
Thousand Dollars ($19,500,000) less the Shared Savings Obligations by wire transfer at Closing; (iii) Two Million Five Hundred Thousand Dollars ($2,500,000) by delivery at Closing of a promissory note in the form attached hereto as Exhibit 3.1(a) (the "Promissory Note"); and (iv) the balance of the
          --------------       ---------------
Purchase Price by the execution and delivery at Closing of an agreement in the form of Exhibit 3.1(b) assuming the Assumed Liabilities.
        --------------

     Section 3.2  Allocation of Consideration. Alltrista, Sellers and Buyer
                  ---------------------------
agree to allocate the Purchase Price among the Assets prior to Closing. Buyer and Alltrista shall each file, in accordance with Section 1060 of the Internal Revenue Code of 1986 (the "Code") an Asset Allocation Statement on Form 8594
                           ----
which reflects such allocation with its federal income tax return for the tax year in which the Closing Date occurs and shall contemporaneously provide the other parties with a copy of the Form 8594 as filed. Each party agrees not to assert, in connection with any tax return, audit or other similar proceeding, any allocation of the Purchase Price which differs from such allocation.

     Section 3.3 Deposit. The Deposit shall be held subject to the terms of this
                 -------
Agreement by Sellers, Holdings and Alltrista. Upon Closing, the Deposit shall be retained by Sellers, Holdings and Alltrista as partial consideration for the Assets. Upon termination of this Agreement by Sellers, Holdings and Alltrista pursuant to Section 11.1(c) hereof, or Section 11.1(e) hereof (provided Sellers,
            ---------------            ---------------
Holdings and Alltrista do not cause the failure to close by the Drop Dead Date) Sellers, Holdings and Alltrista shall be entitled to retain the Deposit as liquidated damages and, unless Buyer's failure to close is determined to be an intentional breach without good cause or in bad faith, such Deposit shall be retained in lieu of all other damage claims arising out of or relating to this Agreement. Upon termination of this Agreement by Buyer pursuant to Section
                                                                   -------
11.1(b) hereof, Section 11.1(d) hereof or Section 11.1(e) hereof (provided Buyer
-------         ---------------           ---------------
did not cause the failure to close by the Drop Dead Date, which reasons shall include but not be limited to Force Majeure and inability to obtain all surveys, title commitments and Phase I environmental surveys no fewer than fifteen (15) days prior to Closing), Sellers, Holdings and Alltrista shall promptly return the Deposit to Buyer. In the event Sellers, Holdings and Alltrista believe they are entitled to retain the Deposit pursuant to this Section, they shall provide Buyer with a written notice to that effect within five (5) days of the termination of this Agreement or the Drop Dead Date, whichever is earlier. Buyer shall have fifteen (15) days from its receipt of such notice to send Sellers, Holdings and Alltrista a Notice of Dispute. If a Notice of Dispute is sent pursuant to this Section, such dispute shall be resolved pursuant to the procedures set forth in Article IX hereof. If no Notice of Dispute is sent pursuant to this Section, Sellers, Holdings and Alltrista shall be entitled to retain the Deposit.

                                   ARTICLE IV
                            ASSUMPTION OF LIABILITIES

         At Closing, on the terms and conditions set forth herein, Buyer agrees to assume and discharge only the liabilities and obligations of Sellers, Holdings or Alltrista set forth on

Schedule 4 (the "Assumed Liabilities") for which Buyer agrees to be solely
----------       -------------------
responsible. Sellers shall pay and be responsible for all liabilities or obligations of Sellers, Holdings or Alltrista arising from or relating to the Business or the Assets which are not Assumed Liabilities unless otherwise specifically set forth in this Agreement.

                                   ARTICLE V
        REPRESENTATIONS AND WARRANTIES OF SELLERS, HOLDINGS AND ALLTRISTA

     Sellers, Holdings and Alltrista jointly and severally represent and warrant to and agree with Buyer as follows, all of which representations, warranties and agreements are made as of the date of this Agreement and as of the Closing Date:

     Section 5.1 Disclosure Schedule. The disclosure schedule attached hereto as
                 -------------------
Schedule 5.1 (the "Disclosure Schedule") is divided into sections which
------------       -------------------
correspond to the sections of Article V of this Agreement. Disclosure of any
                              ---------
matter within a section of the Disclosure Schedule shall be deemed disclosure only with regard to the corresponding section of this Agreement and those sections specifically cross-referenced.

     Section 5.2 Organization; Power. Each Seller and Alltrista is a corporation
                 -------------------
duly organized and validly existing under the laws of the State of Indiana. Holdings is a corporation duly organized and validly existing under the laws of the State of Delaware. Each Seller, Holdings and Alltrista is qualified to do business and is in good standing in each jurisdiction in which the character and location of the Assets or the nature of the Business makes such qualification necessary. Each Seller and Alltrista has the requisite corporate power and authority to own or lease the Assets, as the case may be, to operate the Assets as such Assets are now being operated, to conduct the Business as such Business is now being conducted and to consummate the transactions contemplated hereby. Each Seller and Alltrista has had, at all times in the past during which such Seller owned, leased or operated any Assets, the requisite corporate power and authority to own or lease the assets, as the case may have been, and to operate the Assets as such Assets were being operated at such time. Holdings does not lease or operate any Assets and does not conduct any portion of the Business. Holdings has the requisite corporate power and authority to consummate the transactions contemplated hereby.

     Section 5.3 Articles of Incorporation and Bylaws. Each of the Sellers,
                 ------------------------------------
Holdings and Alltrista have furnished Buyer with (a) their articles of incorporation, as amended to date and (b) their bylaws, as amended to date. Such articles of incorporation and bylaws are in full force and effect.

     Section 5.4 Authorization of Agreement. The execution, delivery and
                 --------------------------
performance of this Agreement by each Seller, Holdings and Alltrista has been duly and effectively authorized by all necessary corporate action on the part of Sellers, Holdings and Alltrista (including, but not limited to, approval by the stockholders of such entities). This Agreement constitutes, and the documents to be executed at Closing, upon execution and delivery thereof, will constitute, valid and binding obligations of Sellers, Holdings and Alltrista enforceable in accordance with their terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

     Section 5.5 No Conflicts. Except as set forth in Section 5.5 of the
                 ------------                         -----------
Disclosure Schedule, the execution, delivery and performance of this Agreement by Sellers, Holdings and Alltrista will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, statute, rule or regulation to which Sellers, Holdings or Alltrista is subject (excluding Bulk Sales Laws), (b) violate any judgment, order, writ or decree of any court applicable to Sellers, Holdings or Alltrista, (c) breach, violate or cause the loss of any permits, licenses, orders or approvals relating to the Business, or
(d) result in a breach of or conflict with any term, covenant, condition or provision of, result in a modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, restriction, charge or encumbrance upon any of the Assets (other than Permitted Liens and the Assumed Liabilities) pursuant to, the articles of incorporation or bylaws of Sellers, Holdings or Alltrista or any commitment, contract or other agreement or instrument to which Sellers, Holdings or Alltrista is a party or by which any of the Assets are or may be bound or affected or from which Sellers, Holdings or Alltrista derive benefits with respect to the Business.

     Section 5.6 Consents and Approvals. Except as set forth in Section 5.6 of
                 ----------------------                         -----------
the Disclosure Schedule, no permit, application, notice, transfer, consent, approval, order, qualification, waiver from, or authorization of, or declaration, filing or registration with, any governmental authority is necessary in connection with the execution and delivery by Sellers, Holdings or Alltrista of this Agreement or the consummation by Sellers, Holdings or Alltrista of the transactions contemplated hereby, and no consent of any third party (including, without limitation, any governmental entity) is required to transfer any of the Assets, including, without limitation, any of the Contracts, permits, licenses or other authorizations related to the Business, or to otherwise consummate any of the transactions contemplated hereby.

     Section 5.7 Financial Information. Buyer has been provided with certain
                 ---------------------
unaudited financial information for the Thermoformed Products Division of Alltrista, including an income statement for the eight months ended August 31, 2001 and an unaudited balance sheet dated September 30, 2001, which is attached hereto as Exhibit 5.7(a) (collectively, the "Financial Information"). Except as
          --------------                     ---------------------
set forth in Section 5.7 of the Disclosure Schedule, the Financial Information
             -----------
(a) has been prepared in accordance with the books and records of the Thermoformed Products Division; (b) presents fairly in all material respects the operations and financial condition of the Thermoformed Products Division for the periods and as of the dates indicated; and (c) was prepared in accordance with United States generally accepted accounting principles consistently applied ("GAAP"), consistent with past practice and in the ordinary course of business.
  ----
The books of account and other financial records of each Seller, Holdings and Alltrista related to the Financial Information, Accounts Receivable, Inventory, the Assumed Liabilities, other current assets, fixed assets, accounts payable and other current liabilities of or relating to the Business or the Assets are complete and correct, are maintained in accordance with good business and financial reporting practices and are located at the addresses set forth on
Schedule 1.1(d).
---------------

     Section 5.8 No Undisclosed Liabilities or Claims. Except as set forth in
                 ------------------------------------
Section 5.8 of the Disclosure Schedule, Sellers, Holdings and Alltrista have no
-----------
outstanding liabilities or
obligations, whether accrued, absolute, contingent or otherwise, relating to the Business except (a) to those reflected in the most recent balance sheet for Sellers included in the Financial Information and (b) current liabilities incurred in the ordinary course of business since September 30, 2001.

     Section 5.9 Litigation. Except as set forth in Section 5.9 of the
                 ----------                         -----------
Disclosure Schedule, there is no claim, action, suit, proceeding, arbitration, investigation or hearing or notice of hearing pending or, to Sellers', Holdings' or Alltrista's Knowledge, threatened against either Sellers, Holdings, Alltrista or any of their affiliates, relating to the Business or any of the Assets or with respect to the transactions contemplated by this Agreement. No such claim, action, suit, proceeding, arbitration, investigation or hearing listed in
Section 5.9 of the Disclosure Schedule could prevent the Closing and the
-----------
consummation of the transaction contemplated hereby; provided, however, that
                                                     --------  -------
Sellers, Holdings or Alltrista, as the case may be, shall retain all liability with respect to all matters set forth in Section 5.9 of the Disclosure Schedule unless a matter is specifically included in Schedule 4 as one of the Assumed
                                            ----------
Liabilities. There are no unsatisfied judgments against any of the Sellers, Holdings, Alltrista or any of their affiliates relating to the Business or the Assets.

     Section 5.10 Taxes. Except as set forth in Section 5.10 of the Disclosure
                  -----                         ------------
Schedule:


     (a) Alltrista on behalf of Sellers, Holdings and itself has prepared and filed, with the appropriate foreign, federal, state and local tax authorities, all income, excise and other Tax Returns required to be filed by Alltrista, Sellers and Holdings related to the Business as of the date hereof, all such Tax Returns are complete, true and accurate, and each Seller, Holdings and Alltrista have paid all Taxes shown on such Tax Returns to be due or which have become due pursuant to any assessments, deficiency notice, 30 day letter or similar notice received by it;

     (b) no extensions of any statutes of limitation have been invoked by Sellers, Holdings, or Alltrista, or any of their affiliates, with respect to any Taxes or Tax Returns related to the Business;

     (c) no other Tax Returns (including, without limitation, Tax Returns filed on behalf of Alltrista or its affiliates other than Sellers or Holdings) are required to be filed in connection with the Business;

     (d) there are no claims pending or threatened for Taxes against either Sellers, Holdings or Alltrista attributable to the Business in excess of the amounts reflected in the Financial Information for such Taxes for such entities;

     (e) Alltrista on behalf of each Seller, Holdings and itself has paid or provided adequate reserves for all Taxes attributable to the Business;

     (f) no deficiencies on either Sellers', Holdings' or Alltrista's Tax Returns or reports attributable to or otherwise allocable to the Business known to either Sellers, Holdings or Alltrista have been threatened as of the date hereof; and

     (g) Alltrista on behalf of each Seller, Holdings and itself has made all withholding payments required to be made under all applicable federal, state, local and foreign laws and regulations with respect to compensation paid to employees relating to the Business and amounts withheld have been properly paid to the appropriate authorities.

     Section 5.11   Accounts Receivable and Accounts Payable.
                    ----------------------------------------

     (a) All Accounts Receivable reflected on the Financial Information or on the records of the Sellers on the Closing Date, represent sales actually made in the ordinary course of business or valid claims as to which substantial performance has been rendered and are appropriately recognized as revenue in accordance with GAAP, consistent with past practice and in the ordinary course of business. The listing of Accounts Receivable attached to Section 5.11 of the
                                                            ------------
Disclosure Schedule is true and correct (including the aging thereon) as of the date of preparation, and no change has occurred since the date of preparation, except in the ordinary course of business.

     (b) The accounts payable of each Seller that constitute Assumed Liabilities are related to the Business are reflected on the September 30 Balance Sheet or in existence on the Closing Date arose, or will arise, from bona fide transactions in the ordinary course of business, and all such accounts payable either have been paid, are not yet due and payable or are being contested by Sellers in good faith. The listing of accounts payable attached to
Section 5.11 of the Disclosure Schedule is true and correct as of September 30,
------------
2001 and when updated pursuant to Section 7.13 of this Agreement, will be true
                                  ------------
and correct as of the Closing Date.

     Section 5.12   Inventory. The Inventory is, and at Closing will be, at
                    ---------
levels consistent with the past practices of the Business in the ordinary course. Inventory is valued at the lower of cost or market in the Financial Information in accordance with GAAP, consistent with past practice and in the ordinary course of business.

     Section 5.13   Absence of Certain Changes or Events. Except as set forth in
                    ------------------------------------
Section 5.13 of the Disclosure Schedule, since December 31, 2000, Alltrista,
------------
Holdings and each Seller have conducted the Business only in the ordinary course and consistent with past practices and neither Alltrista, Holdings nor either Seller has, individually or jointly:

     (a) suffered any uninsured damage, destruction or loss of any of the Assets in excess of One Hundred Thousand Dollars ($100,000);

     (b) suffered any material adverse change in the operations, prospects, assets, results of operations or condition (financial or other) of the Business, and no event has occurred or circumstance exists that may result in such a material adverse change;

     (c) pledged or permitted the imposition of any lien on (other than Permitted Liens and the Assumed Liabilities) or sold, assigned, transferred or otherwise disposed of any of the Assets, except the sale of Inventory in the ordinary course of business;

     (d) made any change in any method of accounting or accounting principle or practice;

     (e) granted any general increase in the compensation to the employees associated with the Business (including any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), or any special increase in the compensation payable or to become payable to any such employee, or made any bonus payments to any such employee, except for normal merit and cost of living increases in the ordinary course of business and in accordance with past practice;

     (f) entered into any employment agreements with any employees associated with the Business; or

     (g) failed to operate the Business in the ordinary course or to preserve the Business intact, to keep available to Buyer the services of the employees of Sellers, Holdings or Alltrista related to the Business and, to the extent associated with the Business to preserve for Buyer the goodwill of the suppliers and customers of the Business, and others having Business relations with Sellers, Holdings or Alltrista.

     Section 5.14   Contracts and Commitments. Section 5.14 of the Disclosure
                    -------------------------  ------------
Schedule lists all of the following which relate to the Assets, the Business and/or the employees of each Seller, Holdings and Alltrista employed in connection with the Business (collectively, the "Contracts"):
                                                 ---------

     (a) employment, consulting, bonus, profit-sharing, percentage compensation, deferred compensation, pension, welfare, retirement, stock purchase or stock option plans or agreements with any employees, agents, affiliates or labor unions, excluding agreements terminable by Sellers on not more than 30 days' notice without liability or penalty;

     (b) contracts, agreements, or commitments relating to any joint venture, partnership, strategic alliance, or sharing of profits or losses with any person;

     (c)  leases for all Real Property;

     (d) contracts, agreements, or commitments containing covenants purporting to limit the freedom of either Seller or any of their employees to compete in any business or in any geographic area;

     (e) contracts, agreements, or commitments requiring payments or distributions to any employee of Sellers, Holdings or Alltrista or any relative or affiliate of any such person;

     (f) contracts, agreements, or commitments not disclosed on any other Schedule to this Agreement that involve the payment or receipt by either Seller, Holdings or Alltrista (whether in payment of a debt, as a result of a guarantee or indemnification, for goods or services, or otherwise) of more than Fifty Thousand Dollars ($50,000) per year or One Hundred Thousand Dollars ($100,000) over the initial term thereof, or are otherwise material to the Business; and

     (g)  material contracts not made in the ordinary course of business.

Each Seller, Holdings and Alltrista have made true and correct copies of all of the Contracts available to Buyer, except for Contracts with Customers, which shall be provided to Buyer within five (5) days of the execution of this Agreement. Furthermore, such Customer Contracts shall not be included in Section
                                                                         -------
5.14 of the Disclosure Schedule until five (5) days following the
----
execution of this Agreement, at which time an update with all such information shall be provided to Buyer.

     Section 5.15   Tooling and Dies. Section 5.15 of the Disclosure Schedule
                    ----------------  ------------
lists each of the tools and dies owned by Sellers, Holdings or Alltrista and used in the Business, and provides the location of each respective item. Sellers, Holdings and Alltrista have all tools and dies needed to serve their customers in the ordinary course as the Business has been operated over the past eighteen (18) months, unless a customer has requested the return of its tools and dies.

     Section 5.16   Assumed Liabilities. Neither of the Sellers, Holdings nor
                    -------------------
Alltrista is in default with respect to any of the Assumed Liabilities, all such Assumed Liabilities were incurred in the ordinary course of business, and neither of the Sellers, Holdings nor Alltrista has received any notice of, nor otherwise to their Knowledge is there, any claim, cause of action or other factor that would cause any Assumed Liability to exceed the corresponding amount, if any, set forth in Schedule 4.
                             ----------

     Section 5.17   OSHA, Environmental.
                    -------------------

     (a)  Except as set forth in Section 5.17 of the Disclosure Schedule,
                                 ------------
neither Alltrista, Holdings nor either Seller has received any written notice from a governmental authority that the Business or Assets have not been in the preceding three fiscal years or are presently not in compliance with OSHA and any applicable state provisions, and to the Knowledge of Holdings, Alltrista and Sellers, the Assets and operations of Alltrista, Holdings and each Seller related to the Business are in compliance with OSHA and any similar or related applicable state law provisions. In addition, after making an inquiry of the plant managers of the Business, to the Knowledge of Sellers, Holdings and Alltrista, the Business has not been subject to an OSHA inspection within the past six months, except with regard to the Portage, Wisconsin facility, and they do not anticipate the issuance of any citations as a result of that inspection.

     (b)  Except as set forth in Section 5.17 of the Disclosure Schedule:
                                 ------------

          (i) Neither Alltrista, Holdings nor either Seller has deposited or caused to be deposited, on, under or about any Real Property, including without limitation into the ambient air, surface water, groundwater, land surface, or subsurface strata, any Release of Hazardous Substances, except in compliance with Environmental Laws;

          (ii) Neither Alltrista, Holdings nor either Seller has used any Real Property to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with Hazardous Substances, except in compliance with applicable Environmental Laws;

          (iii) With respect to the Business, Alltrista, Holdings and each Seller has obtained all required registrations, permits, licenses, and other authorizations which are required under federal, state and local laws and regulations relating to pollution or protection of the environment, including, but not limited to, all Environmental Laws and including all laws relating to emissions, discharges, releases, or threatened releases of Hazardous Substances or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances;

          (iv) With respect to the Business, Alltrista, Holdings and each Seller are in compliance with all terms and conditions of required registrations, permits, licenses and authorizations and are also in compliance with other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder;

          (v) There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or threatened with respect to the Business relating in any way to (a) the violation of Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated, or approved thereunder, or (b) the release into the environment of any Hazardous Substances, whether or not occurring at or on a site owned, leased or operated by Alltrista, Holdings or either Seller relating to the Business;

          (vi) With respect to the Business, Alltrista, Holdings and each Seller have timely filed all reports, obtained all required approvals, generated and maintained all required data, documentation and records required by the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated, or approved thereunder.

     Section 5.18 Customers and Vendors. Section 5.18 of the Disclosure Schedule
                  ---------------------  ------------
sets forth correct and complete lists of the customers of the Business that resulted in revenues during the most recently completed fiscal year in excess of One Million Dollars ($1,000,000) ("Customers") and the top fifteen vendors
                                   ---------
("Vendors") of the Business during the most recently completed fiscal year,
  -------
based on the aggregate amount of expenditures by Alltrista, Holdings or either Seller in such fiscal year. Except as described in Section 5.18 of the
                                                   ------------
Disclosure Schedule, since August 31, 2001, no Customer has informed Sellers, Holdings or Alltrista that it will change its business relationship with the Business and, to the Knowledge of Sellers, Holdings and Alltrista, individually or jointly, there are not any circumstances which are likely to cause such a change. Except as described on Section 5.18 of the Disclosure Schedule, Sellers,
                               ------------
Holdings and Alltrista, individually or jointly, have no reason to believe that, following the Closing, any particular Customer of the Business will fail to do business with Buyer substantially as such Customer currently does business with Sellers, Holdings or Alltrista, as the case may be.

     Section 5.19 Books and Records. The books and corporate records of each
                  -----------------
Seller, Holdings and Alltrista related to the Business and the Assets are complete and correct, are maintained in accordance with good business practices and are located at the address set forth on Schedule 1.1(d).

     Section 5.20  Employment Matters.
                   ------------------

     (a)     Except as provided in Section 5.20(a) of the Disclosure Schedule,
                                   ---------------
each Seller, Holdings and Alltrista is in compliance with all laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours with respect to the Business Employees, including, without limitation, all laws relating to employee relations, equal employment, fair employment practices, entitlements, prohibited discrimination, harassment, and retaliation, required accommodation, family and medical leave, and other similar employment practices or acts. With respect to the employees of each Seller relating to the Business, ("Business Employees"), Alltrista on behalf of each Seller has
            ------------------
withheld all amounts required by law or agreement to be withheld from the wages or salaries of, and other payments to such Business Employees and any former Business Employees and is not liable for any arrearage of wages, salaries or other payments to such employees and any former employees or any taxes or penalties for failure to comply with any of the foregoing. Holdings does not have any employees relating to the Business.

     (b) Except as set forth in Section 5.20(b) of the Disclosure Schedule, to
                                ---------------
Seller's, Holdings' and Alltrista's Knowledge, there are no pending demands for recognition of a union as collective bargaining agent for all or any part of Business Employees. Except as set forth in Section 5.20(b) of the Disclosure
                                           ---------------
Schedule, neither Seller, Holdings nor Alltrista is a party to any collective bargaining or other labor agreement, and there is no unfair labor practice charge or complaint relating to the Business against either Sellers, Holdings or Alltrista pending or, to the Knowledge of Sellers, Holdings and Alltrista, threatened before the National Labor Relations Board or any other comparable authority. There is no labor strike, dispute, slowdown, or stoppage actually pending or, to the Knowledge of either Sellers, Holdings or Alltrista, threatened against or involving either Sellers, Holdings or Alltrista; no attempt to organize the Business Employees has been made or, to either Sellers', Holdings' and Alltrista's Knowledge, proposed in the last three years; no such grievance or arbitration against either Sellers, Holdings or Alltrista or the Business is pending and, to the Knowledge of either Sellers, Holdings or Alltrista, no such grievance or claim for arbitration is threatened; no private agreement restricts either Sellers, Holdings or Alltrista from relocating, closing, or terminating any of its operations or facilities; and neither Sellers, Holdings nor Alltrista has in the past three years experienced any work stoppage or other labor difficulty or committed any unfair labor practice related to the Business.

     Section 5.21 Employee Benefit Plans.
                  ----------------------

     (a) Each employee pension benefit plan (as defined in Section 3(2) of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"))
                                                                       -----
of either Sellers under which any benefits have been provided to any Business Employee and that is intended to be a tax qualified plan under Section 401(a) of the Code (the "Plan") has been and is being operated in accordance with the
               ----
documents and instruments governing such Plan, and such documents and instruments are consistent with those provisions of ERISA and the regulations adopted pursuant thereto that are effective and operative as of the date of this Agreement, except to the extent that such documents and instruments have not yet been amended for certain changes in laws and regulations. To either Sellers', Holdings' or Alltrista's Knowledge, no Plan has incurred any accumulated funding deficiency within the meaning of Section 302 of ERISA, whether or not waived, and neither Sellers, Holdings nor Alltrista has incurred any liability with respect to the Plan that is not reflected in the Financial Information. To each Seller's, Holdings' and Alltrista's Knowledge, no Plan nor any trust created thereunder nor any trustee or administrator thereof has engaged in a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exception is not available. Each Seller,

Holding or Alltrista shall make all required contributions to each Plan within the period required by ERISA and the Code.

     (b) Section 5.21(b) of the Disclosure Schedule contains a list of each
         ---------------
Plan, employee welfare benefit plan (as defined in Section 3(1) of ERISA), pension plan, stock option, stock purchase, deferred compensation plan or arrangement, and other employee fringe benefit plan or arrangement currently maintained, contributed to or required to be maintained or contributed to by either Seller for the benefit of any present Business Employees and their dependents (all the foregoing being herein called "Benefit Plans"). Each Seller
                                                   -------------
has delivered or made available to Buyer true, complete and correct copies of
(i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent summary plan description for each Benefit Plan (if any such description was required) and (iii) the most recent Form 5500 for each Benefit Plan, together with all attachments (if such Form 5500 was required to be filed).

     (c) Each Benefit Plan has been operated and is being operated in compliance with all applicable requirements of the Code and ERISA, and in accordance with the documents and instruments governing such Benefit Plan, except to the extent that such documents and instruments have not yet been amended for certain changes in laws and regulations, which amendments are not yet legally required.

     (d) Except as set forth on Section 5.21(d) of the Disclosure Schedule,
                                ---------------
Sellers do not offer post-retirement medical benefits to any Business Employee who retires from a Seller (other than as required under Section 4980 B of the Code ("COBRA")). Sellers have reserved the right to terminate or amend any such
       -----
post retirement medical benefits at will.

     Section 5.22 Employees.
                  ---------

     (a) Section 5.22(a) of the Disclosure Schedule sets forth a complete and
         ---------------
accurate list of all Business Employees as of the date set forth therein, showing for each: name, hire date, current job title or description, current salary level or wage rate and any bonus, commission or other remuneration paid during the most recently completed fiscal year. Except as set forth on Section
                                                                       -------
5.22(a) of the Disclosure Schedule, as of the date hereof none of the Business
-------
Employees is currently on short-term or long-term disability, absence, maternity or other leave of absence. None of the Business Employees are employees of Holdings;

     (b) Except as set forth in Section 5.22(b) of the Disclosure Schedule, each
                                ---------------
Business Employee has executed a proprietary agreement in the form set forth as
Exhibit 5.22(b) hereto that is currently in effect (the "Proprietary
---------------                                          -----------
Agreements"). Except as set forth in Section 5.6 of the Disclosure Schedule,
----------                           -----------
each Proprietary Agreement is assignable to Buyer without the consent of the respective Business Employee.

     (c) Sellers are currently, and have at all times since November 7, 1986, been in compliance with the requirements of the Immigration Reform and Control Act of 1986, as amended, as codified at 8 U.S.C. (S) 1324a, et seq.;

     (d) Sellers are not currently subject to any investigation or administrative procedure concerning its compliance with the Immigration Reform and Control Act of 1986, as codified at 8 U.S.C. (S) 1324a, et seq.;

     (e) Sellers have not made a false statement or misrepresentation to the Immigration and Naturalization Service ("INS") or the Department of Labor
                                         ---
("DOL") in connection with any application or petition for immigration benefits;
  ---

     (f) Sellers are not subject to any administrative or court order that precludes, hampers or in any way limits its ability to submit and obtain approvals of petitions or applications from the INS or the DOL for immigration benefits;

     (g) Sellers have not made a representation or promise to any person concerning any requested sponsorship for any temporary or permanent immigration status;

     (h) Sellers have identified in Section 5.22(h) of the Disclosure Schedule
                                    ---------------
every Business Employee for whom they currently have petitions or applications for immigration benefits pending with the INS or DOL and have provided true and complete copies of all petitions and applications to Buyer; and

     (i) Sellers have identified on Section 5.22(i) of the Disclosure Schedule
                                    ---------------
every Business Employee who is authorized to be employed pursuant to approval of the INS of a temporary nonimmigrant classification.

     Section 5.23 Finder. There is no person or entity that is entitled to a
                  ------
finder's fee or any type of commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with Alltrista, Holdings or Sellers.

     Section 5.24 Sufficiency of Assets. Except as otherwise provided in Section
                  ---------------------
5.24 of the Disclosure Schedule and except for the Excluded Assets, the Assets include all of the assets associated with the Business, including, but not limited to, fixed assets, intangible assets, licenses, permits, contracts and rights, that relate to, arise from, are necessary or are used or held by Holdings, Sellers or Alltrista in the operation of the Business as presently conducted. Except for inventory sold in the ordinary course of Business, all Assets will be transferred to Buyer in their current physical condition, subject to ordinary normal wear and tear, and at their current locations as of the date of this Agreement. The Assets are all located at the addresses set forth on
Schedule 1.1(d). The chief executive offices, as defined in the Uniform
---------------
Commercial Code, of Sellers, Holdings and Alltrista are maintained at the respective addresses set forth on Schedule 1.1(d). None of the assets of the
                                  ---------------
Sellers, Holdings or Alltrista located in Ft. Smith, Arkansas, relate to the Assets or are used in the Business.

     Section 5.25 Governmental Authorizations. Except as set forth in Section
                  ---------------------------                         -------
5.25 of the Disclosure Schedule, each Seller, Holdings and Alltrista have all
----
licenses, permits or other authorizations from governmental, regulatory or administrative agencies or authorities required for the operation of the Business in the manner presently conducted, each of which will be in full force and effect on the Closing Date. All such licenses, permits and authorizations shall be transferred to Buyer at Closing and, except as set forth in Section 5.6
                                                                     -----------
of the Disclosure Schedule, no consents or approvals are necessary to consummate such transfers to Buyer.

     Section 5.26 Compliance with Applicable Laws. Except as set forth in
                  -------------------------------
Section 5.26 of the Disclosure Schedule, Sellers, Holdings and Alltrista have
------------
each been, is, and on the Closing Date will continue to be, in compliance with all applicable laws (including duties imposed by common law), rules, regulations, orders, ordinances, judgments and decrees of governmental authorities (federal, state, local and foreign) having jurisdiction over, applicable to or otherwise concerning the Business, Assets, and the products and employees of Alltrista, Holdings and Sellers related to the Business.

     Section 5.27 Title to Assets, Absence of Liens and Encumbrances.
                  --------------------------------------------------

     (a) Schedule 2.1 contains a list of the fixed assets used in the Business
         ------------
(other than the Real Property and the Excluded Assets). As of the Closing Date and except for the Assumed Liabilities, Alltrista, Holdings or Sellers will own all right, title and interest in and to all of the Assets, free and clear of all liens, encumbrances, security interests, options and pledges, other than Permitted Liens.

     (b) The leases and other agreements or instruments included in the Contracts, under which Alltrista, Holdings or each Seller holds, leases or is entitled to the use of any personal property used in the Business, are in full force and effect and all rentals, or other payments payable thereunder prior to the date hereof have been duly paid, and Alltrista, Holdings or each Seller, as the case may be, enjoys peaceable and undisturbed possession under all such leases.

     Section 5.28 Intellectual Property. Attached hereto as Schedule 2.1(l) is a
                  ---------------------                     ---------------
true and complete list of all patents, trademarks, copyrights and assumed business names used in the Business as now being conducted (other than for off-the-shelf software programs that have not been customized for use by Sellers, Holdings or Alltrista). Except as set forth in Schedule 2.1(l),
                                                        ---------------
Sellers, Holdings or Alltrista owns or has the right to use all Intellectual Property necessary to the conduct of Business as presently conducted and as necessary to develop Sellers', Holdings' or Alltrista's products and services as such products and services are currently anticipated to be developed. Except as indicated in Schedule 2.1(l), with respect to the Intellectual Property:
             ---------------

     (a) Sellers, Holdings or Alltrista owns all right, title, and interest in and to or a valid and enforceable license or waiver to use all of such Intellectual Property;

     (b) there are no outstanding notices or claims (written or oral, past or present) received by Sellers, Holdings or Alltrista asserting the infringement by, or invalidity, abuse, misuse, or unenforceability of, any of such Intellectual Property by the Sellers, Holdings or Alltrista, and, to Sellers', Holdings' and Alltrista's Knowledge, there are no grounds for the same; and

     (c) to the extent transferable, all such Intellectual Property will be owned or available for use by Buyer on identical terms and conditions for eighteen (18) months after Closing or for such shorter period of time as Sellers, Holdings or Alltrista have the right to use such Intellectual Property.

     (d) Sellers, Holdings and Alltrista have no Knowledge of any defect in the title of the Intellectual Property acquired under this Agreement; and

     (e) Sellers, Holdings and Alltrista have no notice of (i) any ownership contests with respect to such Intellectual Property or (ii) any uncorrectable breaks or disruptions to the chain-of-title of such Intellectual Property as presented to Buyer under this Agreement or in the assignment documents executed by Alltrista or any of its subsidiaries in connection with such Intellectual Property.

Except as disclosed on Section 5.28 of the Disclosure Schedule, the conduct of
                       ------------
the Business has not and does not infringe any Intellectual Property rights of others. Except as set forth on Schedule 2.1(l), all of the patents, trademarks
                               ---------------
(including service marks and logos) and copyrights owned by Sellers, Holdings or Alltrista have been duly registered in, filed in or issued by the United States Patent and Trademark Office or Register of Copyrights or the corresponding offices of other countries as identified on Schedule 2.1(l) and have been
                                            ---------------
properly maintained and renewed, consistent with commercially reasonable business practices, in accordance with all applicable provisions of law and administrative regulations in the United States and each such country, except in those instances set forth in Schedule 2.1(l) where registration applications are
                             ---------------
pending in either such Office or Register. Except as disclosed in Section 5.28
                                                                  ------------
of the Disclosure Schedule, there are no licenses now outstanding or other rights granted to third parties under any Intellectual Property. To the extent any Intellectual Property exists, Sellers, Holdings or Alltrista have taken reasonable security measures to maintain the confidentiality of and to protect such Intellectual Property. After the Effective Time, all patents, patent applications or other Intellectual Property used or useful in the Business shall be unimpaired as a result of the transactions anticipated by this Agreement.

     Section 5.29 Real Property.
                  -------------

     (a) Except as set forth in Section 5.29 of the Disclosure Schedule, (i)
                                ------------
there are no physical or mechanical defects in any of the improvements on the Real Property which would impair the intended use of the Real Property, and (ii) all such improvements are reasonably functional for their intended use (subject to normal wear and tear);

     (b) Each Seller is the sole owner of good, marketable and insurable fee simple title to the owned Real Property and legal, valid and binding leasehold title to the leased Real Property free and clear of all liens, security interests, covenants, conditions, rights-of-way, easements and encumbrances of any kind or character whatsoever, subject only to the Permitted Encumbrances and the Assumed Liabilities as noted in the Schedules hereto.

     (c) Neither Seller has committed or obligated itself in any manner whatsoever to sell the owned Real Property, or any portion thereof, to any party other than Buyer. Except with respect to Permitted Encumbrances and Permitted Liens, neither Seller has hypothecated or assigned any rents or income from the Real Property, or any portion thereof, in any manner except pursuant to secured financing to be assumed or discharged at Closing.

     (d) All buildings and improvements on the Real Property have received all approvals of governmental authorities (including licenses and permits) reasonably necessary in connection with the current ownership and operation thereof and such buildings and improvements in general have been operated and maintained in compliance with applicable laws, rules and regulations; and

         (e) All buildings and improvements on the Real Property are supplied with utilities and other similar services or have available utilities and other similar services (e.g., on-site wells) reasonably adequate for the present operation.

         Section 5.30 Working Capital.
                      ---------------

         (a) The Initial Working Capital of the Business at September 30, 2001 is Twenty Million Two Hundred Thirty Thousand Two Hundred Seventy Dollars ($20,230,270), as calculated on Schedule 1.1(a). The components of the
                                ---------------
calculation have been determined in accordance with GAAP, and the calculation has been performed in accordance with GAAP, consistent with past practice and in the ordinary course of business (including the accounting principles, policies and practices set forth on Schedule 1.1(a)).
                           ----------------

         (b) The Closing Working Capital of the Business will not be less than the Initial Working Capital.

         Section 5.31 Hardware and Software. The computers, hardware, data
                      ---------------------
transmission equipment, software and software licenses conveyed to Buyer as a part of the Assets are adequate to run the Business in the ordinary course.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents, warrants and covenants to and agrees with Alltrista, Sellers and Holdings as follows, all of which representations, warranties and agreements are made as of the date of this Agreement and as of the Closing Date:

         Section 6.1  Organization. Buyer is a corporation duly organized and
                      ------------
validly existing under the laws of its state of incorporation. Buyer has the requisite corporate power and authority to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

         Section 6.2  Authorization of Agreement. The execution, delivery and
                      --------------------------
performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes, and the documents to be executed at Closing, upon execution and delivery thereof, will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms, except that such enforcement may be limited by (a) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and
(b) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

         Section 6.3  Approvals. Excluding Bulk Sales Law requirements, no
                      ---------
permit, application, notice, transfer, consent, approval, order, qualification, waiver from or authorization of or declaration, filing or registration with any governmental authority is necessary in connection with the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby, and no consent of any third party is required to consummate any of the transactions contemplated hereby.

         Section 6.4 Finder. There is no person or entity that is entitled to a
                     ------
finder's fee or any type of commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with Buyer.

         Section 6.5 No Conflicts. The execution, delivery and performance of
                     ------------
this Agreement by Buyer and consummation by Buyer of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, statute, rule or regulation to which Buyer is subject, (b) violate any judgment, order, writ or decree of any court applicable to Buyer, or (c) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, restriction, charge or encumbrance upon any of the assets of Buyer pursuant to the articles of incorporation or bylaws of Buyer, or any commitment, contract or other agreement or instrument to which Buyer is a party or by which any of the Assets is or may be bound or affected or from which Buyer derives benefit.

                                  ARTICLE VII
                            COVENANTS OF THE PARTIES

         Section 7.1 Operation Of Business Prior To Closing. Between the date
                     --------------------------------------
hereof and the earlier of the termination of this Agreement or the Closing Date:

         (a)   Negative Covenants. Alltrista, Sellers and Holdings covenant and
               ------------------
agree with Buyer that, except with the prior written consent of Buyer, neither Alltrista, Sellers nor Holdings shall do any of the following with respect to the Business or the Assets other than in the ordinary course of business:

               (i) sell or otherwise dispose of any Assets or pledge, assign or otherwise convey, or cause any lien to be placed upon any Asset other than Permitted Liens or the Assumed Liabilities;

               (ii) amend the articles of incorporation or bylaws of Alltrista, Holdings or either Seller in such fashion as to have any effect on the Business, the Assets or the transactions contemplated by this Agreement;

               (iii) permit the corporate existence of Alltrista, Holdings or either Seller or any permit of Alltrista, Holdings or Sellers relating to the Business to be suspended, lapsed, revoked or modified;

               (iv) amend, terminate or renew any Contract on terms that have not been approved by Buyer;

               (v) allow any insurance policy relating to the Business or any Asset to be amended or terminated without simultaneously replacing such policy with a policy providing substantially equivalent coverage, insuring comparable risks and issued by an insurance company financially comparable to the prior insurance company;

               (vi) renegotiate, renew or extend the existing collective bargaining agreements for Business Employees, increase any compensation or benefits payable, enact any termination pay policies or enter into any employment agreements with any Business Employees, except pursuant to any agreements disclosed in Section 5.14 of the Disclosure Schedule
                                        ------------
         which mandate such increases or termination pay policies or for normal salary adjustments consistent with past practice; or

               (vii) modify the nature or amount of the Assumed Liabilities other than in the ordinary course of business.

         (b)   Affirmative Covenants. Alltrista, Holdings and Sellers shall use
               ---------------------
all commercially reasonable efforts to:

               (i)   operate the Business in the ordinary course of business;

               (ii) comply in all respects with all applicable laws affecting the Business;

               (iii) pay accounts payable of the Business in accordance with its past practice; and

               (iv) preserve their relationships with customers of and suppliers to the Business and others having business relations with the Business.

         Section 7.2 Approvals and Consents. Each party shall use its reasonable
                     ----------------------
best efforts to consummate the transactions contemplated hereby on or prior to the Closing Date (including, but not limited to, the fulfillment of all closing conditions) and to obtain in writing prior to the Closing Date all Closing Approvals and shall deliver to the other party copies of such approvals and consents in form and substance reasonably satisfactory to the other party. If any party hereto learns prior to Closing that a permit, application, notice, transfer, consent, approval, order, qualification, waiver from, or authorization of, or declaration, filing or registration with, any third party is necessary to transfer the Assets to Buyer (but that it has not been obtained), such party shall update Section 5.6 of the Disclosure Schedule to add such item or, if such
             -----------
party is the Buyer, it shall notify Sellers of such omission from Section 5.6 of
                                                                  -----------
the Disclosure Schedule and Sellers shall cause it to be added.

         Section 7.3 Payment of Liabilities, Bulk Sales. Buyer and Sellers,
                     ----------------------------------
Holdings and Alltrista hereby waive compliance with the bulk-transfer provisions of the Uniform Commercial Code (or any similar law) ("Bulk Sales Laws") in
                                                      ---------------
connection with the transactions contemplated by this Agreement.

         Section 7.4 Access Prior to Closing; Environmental Investigation.
                     ----------------------------------------------------
Subject to Section 7.11 hereof, from the date of this Agreement until the
           ------------
Closing Date (or, if earlier, the date this Agreement is terminated), Alltrista, Holdings and each Seller shall provide Buyer, its agents and designees, upon reasonable prior notice, the right to go upon the Real Property for the purpose of inspecting the same and making such tests, inquiries and examinations, including, but not limited to, Phase I environmental site assessments (at Buyer's sole expense), as Buyer shall deem necessary. Sellers, Holdings and Alltrista shall further provide Buyer and its representatives with reasonable access to, and will make available for inspection and review, the

Assets, all properties, books, records and accounts, and with reasonable prior notice to Sellers, personnel of Sellers, Holdings and Alltrista relating to the Business and Customers of the Business (provided, however, that no discussions
                                        --------  -------
with Customers shall take place without a representative of Alltrista present) in order that Buyer may have a reasonable opportunity to make such investigation as it shall desire to make of the Business during normal business hours.

     Section 7.5 Sellers' Employees, Retirement Benefits.
                 ---------------------------------------

     (a) Prior to the Closing Date, Buyer shall offer employment to all of the Business Employees of Sellers other than those employees on long-term disability listed in Section 5.22 of the Disclosure Schedule (the "Leave Employees") or
          ------------                                  ---------------
Kyle DeJaeger, Jim Rahn or Jim Bescup (the "Ft. Smith Employees") (all such
                                            -------------------
Business Employees to whom Buyer shall be required to offer employment and who accept such employment are referred to herein as the "Transferred Employees").
                                                      ---------------------
Each Seller, Holdings and Alltrista shall make reasonable efforts to assist Buyer in securing the employment of the Business Employees to whom Buyer shall be required to offer employment hereunder. The terms of employment with Buyer of the Transferred Employees shall provide that the compensation and benefits of each Transferred Employee with Buyer shall not be less than the Transferred Employee's base compensation or base hourly rate of pay and basic benefits (other than post-retirement life insurance benefits) with Sellers as of September 30, 2001.

     (b) Sellers, Holdings and Alltrista shall be liable for workers' compensation claims for incidents occurring up to and on the Closing Date.

     (c) Each Seller shall fully vest, effective as of the Closing Date, the Transferred Employees who are participating in any employee benefit plans of Sellers, Holdings and Alltrista that are intended to be qualified under Section 401(a) of the Code. Buyer shall have no obligation to allow the Transferred Employees to participate in its defined benefit pension plan. Except as otherwise specifically stated in this Section 7.5(c), the Transferred Employees shall be treated as new employees of Buyer for purposes of Buyer's Benefit Plans. Buyer shall amend its medical, life and 401(k) plans to provide that Transferred Employees shall receive service credit under such plans for purposes of eligibility and vesting but not for purposes of benefit accrual. The Transferred Employees shall not be eligible to participate in Buyer's pension plan. For purposes of Buyer's vacation policy, Transferred Employees shall also receive credit for years of service with Alltrista or Sellers.

     (d) Sellers, Holdings and Alltrista shall continue to provide health care continuation coverage under COBRA on behalf of all persons who are qualified beneficiaries and all Business Employees who are Business Employees on the Closing Date, but any related expense shall be borne by the Business Employees.

     (e) The employment of all Transferred Employees with Sellers shall terminate effective at the close of business on the Closing Date. Sellers shall complete all necessary paperwork to complete the termination of employment. All Transferred Employees shall receive their final paycheck from Sellers, Holdings or Alltrista consistent with applicable state and local law. Sellers, Holdings and Alltrista shall properly provide to the Transferred Employees all notices regarding the termination of employment required by federal, state, or local laws, or company policy. Unless identified as an Assumed Liability, Sellers shall be responsible for all employment termination and severance liabilities arising at or prior to Closing, including but not limited to any payments under any change-in-control agreements, consulting agreements and employment agreements. Sellers shall be responsible for all employment terminations and severance liabilities arising at any time in connection with any of the Business Employees and Leave Employees who are not Transferred Employees.

     (f) The employment of all Transferred Employees with Buyer shall commence effective the start of business on the first business day following the Closing Date. Buyer shall complete all necessary paperwork to begin the employment of each employee. Prior to Closing, at times reasonably requested by Buyer and by delivery of prior notice, Sellers, Holdings and Alltrista shall allow Buyer to conduct meetings with the Transferred Employees to explain the transition, terms, and conditions of employment to the Transferred Employees. Unless otherwise provided in this Agreement, Buyer shall be fully responsible for the normal payroll and payroll-related benefits reflected upon Schedule 1.1(a) (as
                                                           ---------------
updated at Closing) as "Accrued Salaries and Benefits" that arise before Closing, to the extent they relate to the Transferred Employees as set forth in
Schedule 4, and any liabilities arising in connection with termination of
----------
employment of the Transferred Employees occurring after the Closing.

     (g) Nothing in this Section 7.5 shall prohibit Buyer from terminating the
                         -----------
employment of a Transferred Employee for any or no reason with or without notice at any time after the Closing.

     Section 7.6 Access After the Closing. After the Closing, Alltrista,
                 ------------------------
Holdings and each Seller shall afford Buyer reasonable temporary access to the Excluded Assets and Excluded Records (including related computers and computer records) or corporate records retained by Alltrista, Holdings or Sellers if necessary to operate the Business and Buyer shall afford each Seller reasonable temporary access to records acquired hereunder and to the Transferred Employees to the extent necessary for each Seller to reasonably operate its business and to prepare its tax returns. After the Closing, Buyer shall afford Sellers reasonable access to any records acquired hereunder for legitimate business purposes.

     Section 7.7 Taxes.
                 -----

     (a) Buyer and Sellers shall share equally all state and local sales, transfer, excise, value-added, or other similar taxes (including, without limitation, all state and local taxes in connection with the transfer of the Real Property) and any deficiency, interest, or penalty asserted with respect thereto, and all recording and filing fees that may be imposed by reason of the sale, transfer, assignment, or delivery by Sellers of the owned Real Property, and each Seller shall pay all other such taxes or fees for all other Assets. Sellers shall be responsible for the preparation and filing of all required Tax Returns and (except for prorated Taxes specifically assumed by Buyer hereunder) shall be liable for the payment of any and all Taxes relating to all periods through the Closing Date (including all Taxes resulting from the sale and transfer by Sellers of Assets hereunder).

     (b) The parties hereto agree to furnish or cause to be furnished to one another, upon request, as promptly as practicable, such information and assistance relating to the Assets, the

Assumed Liabilities and the Business as is reasonably necessary for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. The parties hereto shall reasonably cooperate with each other in the conduct of any audit or other proceeding related to taxes involving the Business and each shall execute and deliver such other documents as are reasonably necessary to carry out the intent of this Section 7.7. Alltrista, Holdings, each Seller and Buyer shall
               -----------
preserve until the fifth anniversary of the Closing Date all records possessed by such party after the Closing relating to any of the Assets, Assumed Liabilities or the Business. The parties shall cooperate with each other to retain records for a reasonably longer period if reasonably requested by either of them. In addition, from and after the Closing Date, upon reasonable notice and during normal business hours, the parties shall provide access to each other and their respective representatives, at the expense of the requesting party, to such files and records as the requesting party may reasonably deem necessary in connection with any such return, filing, audit, or other proceeding.

     (c) All property taxes levied with respect to the Real Property and any personal property included in the Assets for a taxable period that includes (but does not end on) the Closing Date shall be apportioned between Sellers and Buyer as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Tax Period. Sellers shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period. Lease, rental and utility payments shall also be allocated among Buyer and each Seller based on the portion of the relevant period that such entity owned the Property. At Closing, Sellers and Buyer shall agree to a statement setting forth the amount of reimbursement to which each is entitled under this Section 7.7, together with
                                                   -----------
such supporting evidence as is reasonably necessary to calculate the proration amount. The net proration amount shall be paid by the party owing it to the other at Closing. Buyer and Sellers shall cooperate prior to the Closing to agree on mutually acceptable allocations with respect to any other cost typically allocated in connection with similar real property closings.

     Section 7.8 Survey and Title Commitments.
                 ----------------------------

     (a) Buyer, at its cost and expense, will obtain, as soon as practicable using all reasonable efforts, a current ALTA on-the-ground/as built survey of each parcel of Real Property (collectively, the "Surveys" and each, a "Survey"),
                                                 -------               ------
prepared by licensed surveyors chosen by Buyer and Buyer's selected title company (the "Title Company"). The surveys shall be certified to Buyer and the
              -------------
Title Company and shall contain such other documentation and certifications as Buyer or the Title Company may require. The Surveys shall be used for a description of the Real Property contained in the deeds, lease assignments and all other documents related to this transaction which require a legal description.

     (b) Buyer shall obtain, at its cost and expense, (i) current title insurance commitments (collectively, the "Title Commitments" and each, a "Title
                                          -----------------               -----
Commitment") pursuant to which the Title Company shall agree to issue to Buyer,
----------
at Sellers', Holdings' and Alltrista's expense, owner's policies of title insurance (collectively, the "Title Policies, and each, a "Title Policy") on the
                              --------------               ------------
ALTA standard Form B-1970 (amended 10-17-90) policy form or such other form as may be acceptable to Buyer (except that the standard exceptions relating to survey matters, rights of parties in possession, other than the rights of tenants, as tenants only, under any leases, mechanic's liens, easements or claims of easements not of record, and taxes and assessments not shown by the public records, shall be eliminated), in an amount to be determined by Buyer, insuring marketable fee simple title to the owned Real Property in Buyer and valid leasehold interest of the Buyer in the leased Real Property upon recording of the deeds or assignments, subject only to those matters not disapproved by Buyer (pursuant to subsection "(c)" below) and no other matters, and (ii) complete and legible copies of all exception documents (the "Exception Documents") listed in
                                                -------------------
the Title Commitment. All liens and encumbrances securing the payment of money other than the current year's ad valorem taxes (the "Monetary Liens") shall be
                                                     --------------
removed by Sellers at or before the Closing. The Title Policy shall provide (i) full coverage against mechanics' or materialmen's liens, (ii) an access endorsement, (iii) survey endorsement insuring that the land described in the Title Policy is the same land as the land described and depicted in the Survey,
(iv) tax lot endorsement affirmatively insuring that the Land consists of one or more separate tax lots and is assessed separately from all other property, (v) a
3.1 zoning endorsement including parking; and (vi) such other coverages and endorsements as reasonably shall be required by Buyer.

         (c) If a Survey or Title Commitment, as initially issued or as redated to the Closing Date, shall disclose title exceptions, or if any title matter is otherwise unacceptable to Buyer (those disapproved title matters as so identified by Buyer are hereinafter called the "Disapproved Matters"), Buyer
                                                -------------------
shall provide Sellers written notice of same within ten (10) days after Buyer's receipt of the last of the Survey, the Title Commitment and the Exception Documents with respect to each Real Property, and Sellers shall then have the right, but not the obligation, at Sellers' sole cost and expense, for a period of ten (10) business days after such Seller receives written notice from Buyer of Buyer's objections to title to cure any defects or objectionable matters. In the event that Sellers fail or are unwilling to cure such defects to the reasonable satisfaction of Buyer's counsel, the Disapproved Matters will be considered inaccuracies of representations and warranties under Section 5.29 of
                                                                ------------
this Agreement. Notwithstanding the foregoing, Sellers shall in all events, at Sellers' sole cost and expense, remove all Monetary Liens on or before the Closing.

         (d) Buyer shall use commercially reasonable efforts to satisfy the conditions set forth in subsections (a), (b) and (c) of this Section 7.8 as soon
                                                             -----------
as reasonably practicable and shall notify Sellers, Holdings and Alltrista of the status of their efforts periodically and upon request. Two (2) days prior to Closing, Buyer will notify Sellers, Holdings and Alltrista of those Surveys and Title Commitments yet to be received under subsections (a) and (b) above, and those Disapproved Matters as to which Sellers, Holdings and Alltrista have not, as of that date, had ten (10) days to cure. Notwithstanding subsection (c) above, matters that would be reflected in the missing Surveys or Title Commitments, and the pending Disapproved Matters, will not be considered inaccuracies of representations and warranties under Section 5.29 of this
                                                     ------------
Agreement for purposes of Closing Conditions in Section 8.1 of this Agreement,
                                                -----------
but shall remain eligible for consideration as inaccuracies of representations and warranties for purposes of indemnification under Article X of this
                                                     ---------
Agreement.

         Section 7.9 Title to Intellectual Property. Sellers, Holdings and
                     ------------------------------
Alltrista will make all commercially reasonable efforts to assist Buyer in correcting any chain-of-title defects in the

Intellectual Property acquired under this Agreement. Sellers, Holdings and Alltrista will provide all documentation they possess supporting their assignment or ownership of such Intellectual Property, any evidence they possess that verifies chain-of-title and any contact information that will assist Buyer in establishing chain-of-title. Sellers, Holdings and Alltrista will make appropriate officers available to Buyer to assist Buyer in verifying chain-of-title with third parties. Sellers, Holdings and Alltrista will use commercially reasonable legal means to secure the cooperation of third parties in order to correct any chain-of-title defects in the Intellectual Property.

         Section 7.10 No Solicitation. From the date hereof until the Closing
                      ---------------
Date or the date this Agreement is terminated pursuant to Article XI, Alltrista,
                                                          ----------
Holdings and Sellers shall not, and shall ensure that each of their directors, officers, representatives and agents shall not, solicit or entertain offers from, negotiate with, or enter into any agreement with, any third party relating to the acquisition of any of the Assets, in whole or in part other than dispositions of Inventory in the ordinary course of business.

         Section 7.11 Confidentiality.
                      ---------------

         (a) Prior to Closing, each of the parties hereto agrees that it will not use, or permit the use of, any Confidential Information of the other party in a manner or for a purpose known by the using party to be detrimental to such other party or otherwise than in connection with this Agreement, and that they will not disclose, divulge, provide or make accessible (collectively, "Disclose"
                                                                       --------
or "Disclosure"), or permit the Disclosure of, any of the Confidential
    ----------
Information to any person or entity, other than their respective directors, officers, employees, investment advisors, lenders, accountants, counsel and other authorized representatives and agents (who shall be bound by this Section
                                                                        -------
7.11), except as may be required by judicial or administrative process or, in
----
the opinion of such party's counsel, by other requirements of law. The restrictions of this Section 7.11(a) shall not apply to any Confidential
                     ---------------
Information relating to a party which the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party; (iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from whom it originally received such information all original and duplicate copies of written materials containing Confidential Information if this Agreement is terminated. A party hereto shall be deemed to have satisfied its obligations to hold the Confidential Information confidential if it exercises the same care as it takes with respect to its own similar information.

         (b) From and after the Closing Date and until the second anniversary of the Closing, Sellers, Holdings, Alltrista and all of their affiliates will maintain in secrecy all Confidential Information, using the same safeguards as they customarily use to protect confidential information of a similar character, but at least using reasonable care, and shall not Disclose, or permit the Disclosure of, any Confidential Information to a third party without the express written consent of Buyer, except as may be required by judicial or administrative process or, in the opinion of such party's counsel, by other requirements of law; provided, however, that in the
                     --------  -------
case of required disclosure, either of the Sellers, Holdings or Alltrista has given notice to Buyer of any such requirement and cooperates with Buyer if it elects to pursue legal means to contest and avoid the disclosure. The restrictions set forth in this Section 7.11(b) shall not apply to Confidential
                               ---------------
Information that is publicly available or otherwise in the public domain due to no fault of Sellers, Holdings, Alltrista or any of their affiliates.

         Section 7.12 Covenant Not to Compete.
                      -----------------------

(a) Each Seller, Holdings and Alltrista hereby agree that for a period of five years after the Closing Date, they will not, directly or indirectly, as a partner, joint venturer, employer, consultant, shareholder, manager, principal, agent, affiliate, or otherwise, own, manage, operate, join, control or participate in the ownership, management, operation or control of any business, whether in corporate, limited liability company or partnership form or otherwise, which engages in any portion of the Business (including, but not limited to, the manufacturing, distribution or sale of thermoformed products) or is substantially similar to the Business as carried on at the time of this Agreement or at Closing in any geographic area in which, or to those customers to which, the Business has sold its products within the two years prior to the Closing Date; provided, however, that Sellers, Holdings and Alltrista may
              --------  -------
continue to own, operate, sell or otherwise dispose of the Excluded Assets. The parties hereto specifically acknowledge and agree that a remedy at law for any breach of the foregoing will be inadequate and that Buyer, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage; provided,
                                                                  --------
however, that nothing herein shall be construed to prevent each Sellers,
-------
Holdings and Alltrista from holding collectively not more than two percent of the shares in any company whose shares are quoted on any stock exchange, even though that company carries on the activities conducted by the Business.

         (b) For a period of 24 months after the Closing Date, Sellers, Holdings and Alltrista shall not, directly or indirectly, as an entity, individually or on behalf of any other individual, corporation, partnership, firm, other company, business organization, or entity, or in any other capacity, solicit for employment, endeavor to entice away from the Buyer or otherwise interfere with the relationship of Buyer with any person who was employed or otherwise engaged to perform services for the Buyer or any of the Transferred Employees. Furthermore, for a period of 24 months after the Closing Date, Buyer shall not, directly or indirectly, as an entity, individually or on behalf of any other individual, corporation, partnership, firm, other company, business organization, or entity, or in any other capacity, solicit for employment, endeavor to entice away from the Sellers or Alltrista, or otherwise interfere with the relationship of the Sellers or Alltrista with any person who was employed or otherwise engaged to perform services for the Sellers or Alltrista on the Closing Date.

         (c) Buyer hereby agrees that for a period of five years after the Closing Date, it will not, directly or indirectly, as a partner, joint venturer, employer, consultant, shareholder, manager, principal, agent, or otherwise, own, manage, operate, join, control or participate in the ownership, management, operation or control of any business, whether in corporate, limited liability company or partnership form or otherwise, which produces or sells to Whirlpool or General Electric any of the parts listed on Schedule 7.12, or any
                `                              -------------
modifications, improvements or derivations thereof. The parties hereto specifically acknowledge and agree that a remedy at law for any breach of the foregoing will be inadequate and that Alltrista and Sellers, in addition to any other relief available to them, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage; provided, however, that nothing herein shall be construed to prevent Buyer from
--------  -------
holding collectively not more than two percent of the shares in any company whose shares are quoted on any stock exchange, even though that company produces or sells the listed parts to Whirlpool or General Electric.

     (d) Each Seller, Holdings and Alltrista acknowledge and agree that in view of the nature of the Business and the Assets and the business objectives of Buyer in acquiring them and the consideration paid to Sellers, Holdings and Alltrista therefor, the territorial and time limitations contained in this
Section 7.12 are reasonable and properly required for the adequate protection of
------------
Buyer. The parties intend for the covenants of this Section 7.12 to be
                                                    ------------
enforceable to the maximum extent permitted by law, and if any reviewing court deems any of such covenants to be unenforceable or invalid, the parties authorize such court to (i) reform the unenforceable or invalid provisions and to impose such restrictions as reformed and (ii) enforce the remaining provisions that it deems reasonable.

     Section 7.13 Notification.
                  ------------

     (a) Between the date of this Agreement and the Closing, Sellers, Holdings and Alltrista shall promptly notify Buyer in writing if any of them becomes aware of (i) any fact or condition that causes or constitutes a breach of any of their representations and warranties made as of the date of this Agreement; (ii) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, either Seller's, Holdings' or Alltrista's discovery of, such fact or condition or (iii) the breach of any representation and warranty made by Buyer. Should any such fact or condition require any change to the Schedules, Sellers shall promptly deliver to Buyer a supplement to the relevant Schedule(s) specifying such changes. Such delivery shall not affect any rights of Buyer under Article IX, Article X and Article XI. During the same period, Sellers,
      ----------  ---------     ----------
Holdings and Alltrista also shall promptly notify Buyer of the occurrence of any breach of any covenant of Sellers, Holdings or Alltrista in this Article VII or
                                                                 -----------
of the occurrence of any event that may make the satisfaction of the conditions in Article VIII impossible or unlikely.
   ------------

     (b) Between the date of this Agreement and the Closing, Buyer shall promptly notify Sellers in writing if it becomes aware of (i) any fact or condition that causes or constitutes a breach of any of its representations and warranties made as of the date of this Agreement; (ii) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of its discovery of such fact or condition or (iii) the breach of any representation and warranty made by Sellers, Holdings or Alltrista. During the same period, Buyer shall promptly notify Sellers of the occurrence of any breach of any covenant of Buyer in this Article VII or of the occurrence of any event that may
                          -----------
make the satisfaction of the conditions in Article VIII impossible or unlikely.
                                           ------------

     Section 7.14 Certain Intellectual Property Undertakings. The parties hereto
                  ------------------------------------------
agree to certain undertakings involving Intellectual Property as set forth in
Exhibit 7.14 hereto.
------------

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

     Section 8.1 Buyer's Conditions to Closing. The obligations of Buyer under
                 -----------------------------
this Agreement are subject to the satisfaction of the following conditions as of the Closing Date, any or all of which conditions may be waived by Buyer in writing in its sole discretion:

     (a) All of Sellers', Holdings' and Alltrista's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made, without giving effect to any update to the Schedules and each of the representations and warranties in this Agreement that contains an express materiality qualification shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the time of the Closing as if then made, without giving effect to any update to the Schedules, except for inaccuracies that in the aggregate will, or could reasonably be expected to, result in an adverse financial impact (including but not limited to claims, losses, obligations, expenses, costs incurred, and lost margin and costs likely to be incurred over the next twelve (12) months, obligations or liabilities) to Buyer in an amount greater than One Million Five Hundred Thousand Dollars ($1,500,000). Sellers, Holdings and Alltrista shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them at or prior to the Closing Date, and Alltrista, Holdings and Sellers shall have delivered to Buyer a true and accurate certificate of their corporate officers dated the Closing Date certifying to such compliance and completion.

     (b) Buyer shall have received with respect to each of the Sellers, Holdings and Alltrista, a good standing certificate dated within ten (10) days of the Closing Date from their respective states of incorporation and every jurisdiction in which they are respectively required to qualify for business.

     (c) Buyer shall have received all Closing Approvals in form and substance reasonably satisfactory to Buyer.

     (d) Each Seller, Holdings and Alltrista shall have executed and delivered a bill of sale and deeds conveying the Assets and Intellectual Property to Buyer in form satisfactory to Buyer and its counsel in their reasonable judgment and any other instrument required by Section 2.3 including assignments of contracts
                                 -----------
and leases free and clear of all encumbrances other than Permitted Liens, the Assumed Liabilities and other encumbrances noted in the Schedules and Exhibits hereto.

     (e) Sellers, Holdings or Alltrista shall have executed and delivered certificates of title and assignments thereof for all motor vehicles transferred to Buyer as part of the Assets.

     (f) Sellers, Holdings and Alltrista shall have delivered a list of the Inventory, Accounts Receivable and fixed assets as of the close of business on a date as close as practicable to the Closing Date.

     (g) No temporary restraining order, preliminary or permanent injunction, or cease and desist order, issued by any court or governmental authority preventing the transfers contemplated hereby or the consummation of the Closing, shall be in effect at the Closing Date, and no proceeding by any court or governmental authority seeking to restrict or prohibit the consummation of the Closing shall be pending on the Closing Date.

     (h) Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the operations, properties, condition (financial or otherwise) or the results of operations of the Business or the Assets having or reasonably expected to have, individually or in the aggregate, an adverse financial impact (including but not limited to claims, losses, obligations, expenses, costs incurred, and lost margin and costs likely to be incurred over the next twelve (12) months, obligations or liabilities) to Buyer in an amount greater than One Million Five Hundred Thousand Dollars ($1,500,000). Specifically excluded are changes in conditions affecting the plastic thermoforming industry, the United States economy generally, an outbreak of hostilities or additional terrorist attacks not affecting the Buyer or the Business directly, trade embargoes, the closing of United States securities exchanges, or other similar developments which do not disproportionately affect the Business.

     (i) Buyer shall have received a certificate of the Secretary of each Seller, Holdings and Alltrista with respect to the resolutions respectively adopted by each Seller, Holdings and Alltrista approving this Agreement and the transactions contemplated hereby, each of which shall be reasonably acceptable to Buyer.

     (j) Buyer shall have received the opinion of Ice Miller dated the Closing Date, in the form set forth in Exhibit 8.1(j).
                               --------------

     (k) Pro Forma versions of the Title Policies shall have been issued to Buyer with respect to the owned and leased Real Property, and Sellers, Holdings and Alltrista shall have fully paid one-half of the premiums for such Title Policies.

     (l) Buyer shall have been given the opportunity to meet with the Customers of the Business identified on Schedule 8.1(l), and, during such discussions, no
                              ---------------
Customer shall have indicated to Buyer that it has changed its business relationship with the Business in any material respect since August 31, 2001 or that it has decided to change its business relationship with the Business in any material respect or that it has decided not to do business with Buyer substantially as such Customer currently does business with Sellers, Holdings or Alltrista, as the case may be. No such discussions shall take place without a representative of Alltrista present.

     Section 8.2 Sellers', Holdings' and Alltrista's Conditions to Closing. The
                 ---------------------------------------------------------
obligations of Sellers, Holdings and Alltrista under this Agreement are subject to the satisfaction of the following conditions as of the Closing Date, any or all of which may be waived by either Seller, Holdings or Alltrista in its sole discretion:

     (a) All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made. Buyer shall have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Buyer shall have delivered to Sellers a certificate of an officer dated the Closing Date certifying to such compliance and completion.

     (b) Sellers shall have received payment of the Purchase Price and an executed promissory note in the form attached hereto as Exhibit 3.1(a).
                                                        --------------

     (c) Sellers shall have received with respect to Buyer a good standing certificate dated within ten (10) days of the Closing Date from Buyer's state of incorporation.

     (d) Sellers shall have received the Closing Approvals all in form and substance reasonably satisfactory to Sellers.

     (e) No temporary restraining order, preliminary or permanent injunction, or cease and desist order, issued by any court or governmental authority preventing the transfers contemplated hereby or the consummation of the Closing, shall be in effect at the Closing Date, and no proceeding by any court or governmental authority seeking to restrict or prohibit the consummation of the Closing shall be pending on the Closing Date.

     (f) Sellers shall have received a certificate of the Secretary of Buyer with respect to the resolutions adopted by Buyer approving this Agreement and the transactions contemplated hereby.

     (g) Sellers, Alltrista and Holdings shall have received the opinion of counsel to Buyer, dated at the Closing Date, in the form set forth in Exhibit
                                                                      -------
8.2(g) attached hereto.
------

     (h) The parties shall have entered into the Assumption Agreement in the form attached as Exhibit 3.1(b).
                 --------------

                                   ARTICLE IX
                               DISPUTE RESOLUTION

     Section 9.1 Initial Meeting. In the event that there is a dispute arising
                 ---------------
out of or relating to this Agreement the parties shall attempt in good faith to resolve such disputes promptly by negotiation between the parties. Any party may give the other parties written notice that a dispute exists (a "Notice of
                                                                ---------
Dispute"). The Notice of Dispute shall include a statement of such party's
-------
position. Within ten (10) days of the delivery of the Notice of Dispute, the parties shall meet at a mutually acceptable time and place, and thereafter as long as they reasonably deem necessary, to attempt to resolve the dispute. All documents and other information or data on which each party relies concerning the dispute shall be furnished or made available on reasonable terms to the other party at or before the first meeting of the parties as provided by this
Section 9.1.
-----------

     Section 9.2 Mediation. If the dispute has not been resolved by negotiation
                 ---------
within thirty (30) days of the delivery of a Notice of Dispute, or if the parties have failed to meet within ten (10) days of the Notice of Dispute, the parties shall endeavor to settle the dispute by mediation under the then current CPR Model Mediation Procedure for Business Disputes. The parties shall select a mediator from the Chicago office of JAMS, the Resolution Experts. Expenses of mediation shall be divided equally between Sellers and Buyer.

     Section 9.3 Binding Arbitration. Any controversy or claim arising out of or
                 -------------------
relating to this Agreement or any agreement or document in connection therewith, the breach, termination or validity thereof, or the transactions contemplated herein (including any question arising as to whether or not any dispute falls within the terms of this Section or the selection of arbitrators) if not settled by negotiation or mediation as provided in Section 9.1 and Section 9.2 shall be
                                           -----------     -----------
settled by arbitration in Chicago, Illinois, in accordance with the rules of the American Arbitration Association. Any party may initiate arbitration from and after 60 days following the delivery of a Notice of Dispute if the dispute has not then been settled by negotiation or mediation. Except as otherwise provided herein, the arbitration procedure shall be governed by the United States Arbitration Act, 9 U.S.C.(S) 1-16, and the award rendered by the arbitrators shall be final and binding on the parties and may be entered in any court having jurisdiction thereof.

     The arbitrator shall be bound to follow the laws of the State of Delaware and the Federal laws of the United States of America. The arbitrators may not award damages in excess of compensatory damages.

     Section 9.4 Expeditious Proceedings. It is the intent of the parties that
                 -----------------------
any arbitration shall be concluded as quickly as reasonably practicable. The arbitrators shall use all reasonable efforts to issue the final award or awards within a period of five (5) business days after closure of the proceedings. Failure of the arbitrators to meet the time limits of this Section 9.4 shall not
                                                           -----------
be a basis for challenging the award.

     Section 9.5 Attorneys' Fees. Sellers, Holdings, Alltrista and Buyer shall
                 ---------------
bear their own attorneys' fees and costs for arbitration and mediation and Sellers, Holdings and Alltrista, on the one hand, and Buyer, on the other hand, shall pay one-half of the fees and expenses of the arbitrators and mediator. Provided, however, that the arbitrators may instruct the non-prevailing party to
--------  -------
pay all or any appropriate portion of the costs of the proceedings, including the fees and expenses of the arbitrators and the reasonable attorneys' fees and expenses of the prevailing party, upon the determination that a claim or defense asserted by the non-prevailing party had no reasonable basis in law or fact.

     Section 9.6 Enforcement of Awards. Each party agrees that any legal
                 ---------------------
proceeding instituted to enforce an arbitration award hereunder may be brought in a court of competent jurisdiction (either state or federal).

     Section 9.7 Equitable Relief. Nothing herein shall be construed to prevent
                 ----------------
any party from seeking equitable relief in any court of competent jurisdiction to restrain or prohibit any breach or threatened breach of any covenant of the parties set forth in this Agreement, whether or not the parties have first sought to resolve the dispute through negotiation, mediation or arbitration pursuant to this Article IX.
                 ----------

                                   ARTICLE X
                                 INDEMNIFICATION

     Section 10.1 Indemnification by Sellers, Holdings and Alltrista. Sellers,
                  --------------------------------------------------
Holdings and Alltrista covenant and agree with Buyer that they shall jointly and severally indemnify Buyer and its directors and officers, and their successors, assigns and legal representatives ("Section 10.1 Indemnified Parties") and hold
                                    --------------------------------
them harmless from, against and in respect of any and all costs, losses, claims, contribution claims, liabilities, fines, penalties, damages and expenses (including court or alternative dispute resolution costs and reasonable fees and disbursements of counsel) (hereinafter referred to as "Claims") arising out of
                                                       ------
or with respect to:

     (a) any liabilities or obligations of Sellers, Holdings or Alltrista not expressly assumed by Buyer hereunder, including, without limitation, any and all liability of either of the Sellers, Holdings or Alltrista arising under any Environmental Law relating to: (i) any Release or alleged Release of a Hazardous Substance that occurred prior to Closing, or (ii) any violation or alleged violation of any Environmental Law that occurred prior to Closing;

     (b) any liabilities or obligations related to the Assets, the Intellectual Property or the Business not expressly assumed by Buyer hereunder, including, without limitation, (i) any liability to a third party for incidents, events or occurrences arising on or prior to the Closing Date, and (ii) any noncompliance with any Bulk Sales Laws or fraudulent transfer law in respect of the transactions contemplated by this Agreement;

     (c) any tax liability of Sellers, Holdings or Alltrista (including, without limitation, liabilities for taxes, interest, penalties, governmental charges, duties, fees, and fines imposed by the United States, foreign countries, states, counties, municipalities, and subdivisions, and by all other governmental entities or taxing authorities), except to the extent that such tax is expressly assumed by Buyer hereunder;

     (d) any breach of any representation or warranty made by Sellers, Holdings or Alltrista in (i) this Agreement (without giving effect to any supplement to the Schedules), (ii) the Schedules, (iii) the supplements to the Schedules, (iv) the certificates delivered pursuant to Section 8.1(a) (for this purpose, each
                                       --------------
such certificate will be deemed to have stated that the representations and warranties of Sellers, Holdings and Alltrista in this Agreement fulfill the requirements of Section 8.1(a) as of the Closing Date as if made on the Closing
                --------------
Date without giving effect to any supplement to the Schedules, unless the certificate expressly states that the matters disclosed in a supplement have caused a condition specified in Section 8.1(a) not to be satisfied), (v) any
                                --------------
Asset transfer instrument or (vi) any other certificate, delivered by Sellers, Holdings or Alltrista pursuant to this Agreement;

     (e) any breach of any covenant or obligation of Sellers, Holdings or Alltrista in this Agreement or in any other certificate delivered by Sellers, Holdings or Alltrista pursuant to this Agreement; and

     (f) any finder's fee or type of commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding of Sellers, Holdings or Alltrista.

     (g) any defect in title of the Intellectual Property acquired under this Agreement, including patents, trademarks, servicemarks and copyrights and the cost of correcting title with the United States Patent and Trademark Office, the United States Copyright Office or any foreign Patent, Trademark, or Copyright Office. Sellers, Holdings and Alltrista will reimburse Buyer for all costs of defending title against third parties, for obtaining cooperation from third parties necessary to establish chain of title and enforcing assignment of title from a third party to Sellers, Holdings or Alltrista.

     Section 10.2 Indemnification by Buyer. Buyer hereby covenants and agrees
                  ------------------------
with Sellers, Alltrista and Holdings that it shall indemnify Sellers, Holdings and Alltrista and each of Sellers', Holdings' and Alltrista's directors, officers, and successors, heirs and legal representatives ("Section 10.2
                                                            ------------
Indemnified Parties"), and hold them harmless from, against and in respect of
-------------------
any and all Claims, arising out of or with respect to:

     (a) the operation of the Business or ownership of the Assets by Buyer or its successors, assigns or transferees after the Closing Date, except for any and all liability of either Seller, Holdings or Alltrista arising under any Environmental Law relating to: (i) any Release or alleged Release of a Hazardous Substance that occurred prior to Closing, or (ii) any violation or alleged violation of any Environmental Law that occurred prior to Closing;

     (b) the discharge or performance by Buyer after the Closing Date of the Assumed Liabilities; and

     (c) any breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement or in any other certificate executed and delivered by Buyer pursuant hereto.

     Section 10.3 Limits.
                  ------

     (a) No Claim for indemnification may be made by any party hereto until the total of all Claims by such party exceeds One Million Five Hundred Thousand Dollars ($1,500,000) and then only for the amount by which such Claims exceed One Million Five Hundred Thousand Dollars ($1,500,000) (the "Basket"). However,
                                                             ------
this Section 10.3 will not apply to any failure to pay Assumed Liabilities,
     ------------
breaches of Section 5.15, costs incurred by Buyer due to the environmental
            ------------
condition of the Assets as of Closing, to any breach of any of either party's representations and warranties of which either the party had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach of any covenant or obligation.

     (b) The aggregate Claims indemnified against shall not exceed the Purchase Price.

     (c) No Claim for indemnification shall be made (i) by either party for indirect, special, consequential or punitive damages or (ii) with respect to any matter set forth in Section 12.2, beyond the time period set forth in such
                    ------------
Section.

     (d) If Buyer has one or more Claims in excess of the Basket, it may provide Sellers, Holdings and Alltrista with a written notice to such effect and stating that it intends to offset such Claim(s) against the unpaid principal under the Promissory Note (which notice may be the same notice as that described in Section 10.4(a)). Upon receipt of such a notice,
                            ----------------
Sellers, Holdings and Alltrista shall have fifteen (15) days to send Buyer a Notice of Dispute. If a Notice of Dispute is sent pursuant to this section, such dispute shall be resolved pursuant to the procedures set forth in Article IX
                                                                  ----------
hereof. If the maturity date of the Promissory Note occurs prior to the final determination of the Claim dispute, such Claims may not be offset against the principal amount of the Promissory Note. If no Notice of Dispute is sent pursuant to this section, the Claim(s) set forth in the Notice of Dispute shall be deemed accurate and Buyer shall be entitled to offset the amount of such Claim(s) against the principal amount of the Promissory Note.

     Section 10.4 Procedure.
                  ---------

     (a) Promptly (and in any event within thirty (30) days after the service of any citation or summons) after acquiring knowledge of any Claim for which one of the parties hereto (the "Indemnified Party") may seek indemnification against
                         -----------------
another party (the "Indemnifying Party") pursuant to Section 10.1 or 10.2 of
                    ------------------               ------------    ----
this Article X, the Indemnified Party shall given written notice thereof to the
     ---------
Indemnifying Party. Failure to provide notice shall not relieve the Indemnifying Party of its obligations under this Article X except to the extent that the
                                    ---------
Indemnifying Party demonstrates actual damage caused by that failure. The Indemnifying Party shall have the right to assume the defense of any Claim with counsel reasonably acceptable to the Indemnified Party upon delivery of notice to that effect to the Indemnified Party. If the Indemnifying Party, after written notice from the Indemnified Party, fails to take timely action to defend the action resulting from the Claim, the Indemnified Party shall have the right to defend the action resulting from the Claim by counsel of its own choosing, but at the cost and expense of the Indemnifying Party. The Indemnified Party shall have the right to settle or compromise any Claims against it, and, as the case may be, recover from the Indemnifying Party any amount paid in settlement or compromise thereof, if it has given written notice thereof to the Indemnifying Party and the Indemnifying Party has failed to take timely action to defend the same. The Indemnifying Party shall have the right to settle or compromise any claim against the Indemnified Party without the consent of the Indemnified Party provided that the terms of the settlement or compromise provide for the unconditional release of the Indemnified Party and require the payment of monetary damages only.

     (b) Upon its receipt of any amount paid by the Indemnifying Party pursuant to this Article X, the Indemnified Party shall deliver to the Indemnifying Party
        ---------
such documents as it may reasonably request assigning to the Indemnifying Party any and all rights, to the extent indemnified, that the Indemnified Party may have against third parties with respect to the Claim for which indemnification is being received.

     Section 10.5 Insurance and Taxes. Any claim for indemnification hereunder
                  -------------------
shall be reduced by any insurance payment to be received by the party claiming indemnification and any tax benefit to be realized by such indemnity with respect to the matter for which indemnification is sought.

     Section 10.6 Exclusive Remedy. The indemnification set forth in this
                  ----------------
Article X shall be the sole and exclusive remedy of the parties against the
---------
other for breach of the representations, warranties and covenants (other than non-performance) of this Agreement and any agreement or document executed in connection herewith, except for claims arising from fraud.

     Section 10.7 Indemnification in Case of Strict Liability or Indemnitee
                  ---------------------------------------------------------
Negligence. THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE X SHALL BE
----------                                         ---------
ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

                                   ARTICLE XI
                                   TERMINATION

     Section 11.1 Termination. Anything in this Agreement to the contrary
                  -----------
notwithstanding, this Agreement may be terminated and the transactions contemplated herein abandoned:

     (a) by the written consent of the parties hereto at any time prior to the Closing;

     (b) by Buyer in the event of a breach by Sellers, Holdings or Alltrista of any material provision of this Agreement, which breach is not remedied within ten (10) days after receipt of notice thereof;

     (c) by Sellers, Holdings and Alltrista in the event of a breach by Buyer of any material provision of this Agreement, which breach is not remedied within ten (10) days after receipt of notice thereof;

     (d) by Buyer, upon a breach of any representation, warranty, covenant or agreement on the part of Sellers, Holdings or Alltrista set forth in this Agreement, or if any representation or warranty of Sellers, Holdings or Alltrista shall have become untrue, in either case such that the conditions set forth in Section 8.1(a) would be incapable of being satisfied by the Drop Dead
         --------------
Date; provided, however, that in any case, a willful breach shall be deemed to
      --------  -------
cause such conditions to be incapable of being satisfied for purposes of this
Section 11.1(d);
---------------

     (e) by Sellers, Holdings and Alltrista, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) would be incapable of being satisfied by the Drop Dead Date; provided, however, that in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 11.1(e); and

     (f) by any party if the Closing does not occur (other than through the failure of the party seeking to terminate to comply fully with its obligations under this Agreement) on or before November 30, 2001, or such later date as the parties shall mutually agree upon in writing (the "Drop Dead Date").
                                                   --------------

     Section 11.2 Effect of Termination. Each party's right of termination under
                  ---------------------
Section 11.1 is in addition to any other rights it may have under this Agreement
------------
or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1,
                                                                  ------------
all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in Sections 11.2, 7.11(a) and 12.2 and Article IX
                                  -------------  -------     ----     ----------
will survive, provided, however, that, if this Agreement is terminated because of a breach of this Agreement by the non-terminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the non-terminating party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

     Section 11.3 Risk of Loss. The Assumed Liabilities and the risk of loss to
                  ------------
the Business and the Assets, and all liability with respect to injury and damage occurring in connection therewith, shall remain with and be the sole responsibility of Sellers, Holdings and Alltrista until the Effective Time of the Closing.

                                   ARTICLE XII
                                     GENERAL

     Section 12.1 WARN Act. The parties to this Agreement intend that the
                  --------
transactions contemplated by this Agreement will not result in an "employment loss" within the meaning of the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN"); provided, however, that (a) Sellers, Holdings
                          ----    --------  -------
and Alltrista shall retain all liability for compliance with all applicable employee termination notice and similar laws if they apply to the transactions contemplated by this Agreement, including all applicable requirements of WARN and all similar state laws, to the extent such liability is the result of action taken by Sellers, Holdings, Alltrista or their affiliates prior to the Closing and (b) Buyer shall have liability for compliance with all applicable employee termination notice and similar laws to the extent such liability is the result of action taken by Buyer on or after the Closing.

     Section 12.2 Expenses. Buyer, Sellers, Holdings and Alltrista shall pay
                  --------
their own respective expenses and the fees and expenses of their respective counsel, accountants and other experts. Provided, however, that Sellers,
                                        --------  -------
Holdings and Alltrista, on one hand, and Buyer, on the other hand, each agree to pay one-half of the cost of title insurance premiums covering the Real Property, and Buyer agrees to pay all of the costs associated with obtaining real estate surveys, real estate title commitments and environmental surveys regarding the Real Property.

     Section 12.3 Survival of Representations and Warranties. The
                  ------------------------------------------
representations and warranties in this Agreement and in any ancillary certificate or document shall survive the Closing for a period of eighteen (18) months, except the representations and warranties contained in Sections 5.2,
                                                               ------------
5.4, 6.2 and 7.2, which shall survive indefinitely, Section 5.17, which shall
---  ---     ---                                    ------------
survive for five years and Section 5.10, which shall survive for the applicable
                           ------------
statute of limitation.

     Section 12.4 Waivers. The waiver by any party hereto of a breach of any
                  -------
provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The waiver by any party hereto at or before the Closing Date of any condition to its obligations hereunder which is not fulfilled shall preclude such party from seeking redress from the other party hereto for breach of any representation, warranty, covenant or agreement contained in this Agreement related to such waiver.

     Section 12.5 Binding Effect; Benefits; Assignment. This Agreement shall
                  ------------------------------------
inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise set forth herein, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement. No party may assign its rights hereunder without the consent of the other party except to a subsidiary (but any such assignment of rights shall not affect the assigning party's obligations under this Agreement) or in connection with the sale of all or substantially all of such assigning party's assets.

     Section 12.6 Notices. All notices, consents, waivers and other
                  -------
communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid);
(b) sent by facsimile or e-mail with confirmation by telephone of transmission receipt; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

     Sellers, Holdings and Alltrista:
                                        Alltrista Corporation
                                        555 Theodore Fremd Ave., Ste B302
                                        Rye, New York 10580
                                        Attention: Martin E. Franklin
                                        Chairman and Chief Executive Officer
                                        Fax no.: 914-967-9405
                                        E-mail address: mfranklin@marlincap.com

     with a mandatory copy to:          ICE MILLER
                                         One American Square
                                         Box 82001
                                         Indianapolis, Indiana 46282
                                         Attention: Joseph E. DeGroff
                                         Fax no.: 317-236-2219
                                         E-mail address: degroff @icemiller.com

         Buyer:                       Wilbert, Inc.
                                      2913 Gardner Road
                                      Broadview, Illinois 60155
                                      Attention: Curtis J. Zamec
                                      Chairman, President and CEO
                                      Fax no.: 708-865-1646
                                      E-mail address:cjzamec@wilbertinc.com

         with a mandatory copy to:    Blackwell Sanders Peper Martin LLP
                                      2300 Main Street, Suite 1000
                                      Kansas City, Missouri 64108
                                      Attention: Gary D. Gilson
                                      Fax no.: 816-983-8080
                                      E-mail address: ggilson@bspmlaw.com


     Section 12.7 Entire Agreement. This Agreement (including the Schedules and
                  ----------------
Exhibits hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No representations or warranties, express or implied, are made with respect to the Business, Sellers, the Intellectual Property or the Assets except as expressly set forth herein.

     Section 12.8 Headings. The Section and other headings contained in this
                  --------
Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

     Section 12.9 Governing Law. This Agreement shall be construed as to both
                  -------------
validity and performance and enforced in accordance with and governed by the laws of the State of Delaware without giving effect to the choice of law principles thereof.

     Section 12.10 Amendments. This Agreement may not be modified or changed
                   ----------
except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.

     Section 12.11 Severability. If any provision of this Agreement is held
                   ------------
invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable

     Section 12.12 Press Releases. Neither of the Sellers, Alltrista or Holdings
                   --------------
on the one hand or Buyer on the other hand shall, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as required by law or the regulation of any stock exchange (but each party shall still endeavor to allow the other party reasonable opportunity to review and comment to the extent feasible).

     Section 12.13 Counterparts. This Agreement may be executed in counterparts,
                   ------------
each of which shall be deemed an original but all of which shall constitute one and the same instrument. However, in making proof hereof it shall be necessary to produce only one copy hereof signed by the party to be charged. Signature pages delivered by facsimile to this Agreement or any document delivered in connection herewith or at the Closing shall be binding to the same extent as an original.

     Section 12.14 Interpretation. Unless otherwise specifically provided
                   --------------
herein, whenever consent of a party is required for any action, such consent shall not be unreasonably withheld, conditioned or delayed.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective names by an officer thereunto duly authorized on the date first above written.

SELLERS:                                BUYER:

ALLTRISTA PLASTICS CORPORATION          WILBERT, INC.

By: /s/ Martin E. Franklin              By: /s/ Curtis J. Zamec
    Martin E. Franklin, President           Curtis J. Zamec, President and Chief
                                            Executive Officer

TRIENDA CORPORATION


By: /s/ Martin E. Franklin
    Martin E. Franklin, President

HOLDINGS:

QUOIN CORPORATION

By: /s/ Angela K. Knowlton
    Angela K. Knowlton, Treasurer

ALLTRISTA:

ALLTRISTA CORPORATION

By: /s/ Martin E. Franklin
    Martin E. Franklin, Chairman and
    Chief Executive Officer

                                 SCHEDULE 1.1(a)

A.       Working Capital Formula.

         For purposes of this Agreement, "Working Capital" shall be calculated using the following formula:

         Accounts Receivable
         Less Allowance for Uncollectible Accounts
         Plus Inventories - Finished Goods
         Plus Inventories - WIP
         Plus Inventories - Raw Materials
         Less Allowance for Inventory obsolescence or valuation reserves Less Accounts Payable
         Less Assumed Salary & Benefits, etc.
         Less Other Accrued Liabilities included in Assumed Liabilities
         --------------------------------------------------------------
         Equals Working Capital

         The components of Working Capital shall be determined in accordance with GAAP, consistent with past practice and in the ordinary course of business.

B.       Initial Working Capital Calculation.

                  Petty Cash                          $     3,483
                  Accounts Receivable, net             13,006,041
                  Inventory, net                       15,412,557
                  Prepaid Expenses                        189,448
                  Accounts Payable                     (4,929,956)
                  Accrued Salary & Benefits            (2,616,236)
                  Other Accruals                         (835,067)
                  --------------                      ------------
                  Initial Working Capital             $20,230,270